                                                                    EXHIBIT 10.1

                              MANAGEMENT AGREEMENT
                              --------------------

                                 by and between

                           FAIRFIELD FMC CORPORATION
                           -------------------------

                            as "MANAGEMENT COMPANY"

                                      and

                 FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP
                 ---------------------------------------------

                                   as "OWNER"



                         Dated as of November 17, 1989

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

Article I - Definition of Term
- ------------------------------

  1.01   Definition of Terms...............................................

Article II - Appointment of Management Company
- ----------------------------------------------

  2.01   Appointment.......................................................
  2.02   Delegation of Authority...........................................
  2.03   Licenses and Permits..............................................
  2.04   Non-Discrimination................................................

Article III - Ownership of the Hotels
- -------------------------------------

  3.01   Ownership of Inns.................................................
  3.02   Compliance with Ground Lease......................................

Article IV - Term
- -----------------

  4.01   Term..............................................................
  4.02   Performance Termination...........................................
  4.03   Actions to be Taken on Termination................................
  4.04   Pre-Closing Termination...........................................

Article V - Compensation of Management Company
- ----------------------------------------------

  5.01   Management Fees and System Fee....................................
  5.02   Incentive Management Fees.........................................
  5.03   Application of Capital Proceeds...................................
  5.04   Debt Service Payment..............................................
  5.05   Accounting and Interim Payment....................................

Article VI - Pre-Opening
- ------------------------

  6.01   Pre-Opening Services..............................................
  6.02   Responsibility for Pre-Opening Services...........................

Article VII - Working Capital and Fixed Asset Supplies
- ------------------------------------------------------

  7.01   Working Capital and Inventories...................................
  7.02   Fixed Asset Supplies..............................................

Article VIII - Repairs, Maintenance and Replacements
- ----------------------------------------------------

  8.01   Routine Repairs and Maintenance...................................
  8.02   FF&E Reserve......................................................
  8.03   Building Alterations, Improvements, Renewals and Replacements.....
  8.04   Liens.............................................................
  8.05   Ownership of Replacements.........................................

Article IX - Bookkeeping and Bank Accounts
- ------------------------------------------

  9.01   Books and Records.................................................
  9.02   Accounts, Expenditures............................................
  9.03   Annual Operating Projection.......................................
  9.04   Operating Losses; Credit..........................................

Article X - Trademarks, Trade Names and Service Marks
- -----------------------------------------------------

  10.01  Trademark, Trade Names and Service Marks..........................
  10.02  Purchase of Inventories and Fixed Asset Supplies..................
  10.03  Breach of Covenant................................................

Article XI - Possession and Use of The Inns
- -------------------------------------------

  11.01  Ground Leases.....................................................
  11.02  Management of the Inns............................................
  11.03  Chain Services....................................................
  11.04  Marketing Fund....................................................
  11.05  Owner's Right to Inspect..........................................
  11.06  Reservations System...............................................

Article XII - Insurance
- -----------------------

  12.01  Property and Operational Insurance................................
  12.02  General Insurance Provisions......................................
  12.03  Cost and Expense..................................................
  12.04  Owner Provided Coverage...........................................
  12.05  Loan Agreement Insurance Provisions...............................

Article XIII - Taxes
- --------------------

  13.01  Real Estate and Personal Property Taxes...........................

Article XIV - Inn Employees
- ---------------------------

  14.01  Employees.........................................................

Article XV - Damage, Condemnation and Force Majeure
- ---------------------------------------------------

  15.01  Damage and Repair.................................................
  15.02  Condemnation......................................................
  15.03  Force Majeure.....................................................

Article XVI - Defaults
- ----------------------

  16.01  Events of Default.................................................
  16.02  Remedies..........................................................

Article XVII - Waiver and Partial Invalidity
- --------------------------------------------

  17.01  Waiver............................................................
  17.02  Partial Invalidity................................................
  17.03  Estoppel Certificates.............................................

Article XVIII - Assignment
- --------------------------

  18.01  Assignment........................................................
  18.02  Mortgages and Collateral Assignments..............................

Article XIX - Sale of an Inn or Inns
- ------------------------------------

  19.01  Right of First Refusal............................................
  19.02  Effect of Sale or Refinancing of an Inn...........................

Article XX - Miscellaneous
- --------------------------

  20.01  Right to Make Agreement...........................................
  20.02  Consents..........................................................
  20.03  Agency............................................................
  20.04  Applicable Law....................................................

  20.05  Recordation.......................................................
  20.06  Headings..........................................................
  20.07  Notices...........................................................
  20.08  Limited Liability.................................................
  20.09  Entire Agreement..................................................
  20.10  Binding Effect....................................................
  20.11  Compliance with Loan Documents....................................

                              MANAGEMENT AGREEMENT
                              --------------------


          This Management Agreement ("Agreement") is executed as of the day of November, 1989 ("Execution Date"), by FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP ("Owner"), a Delaware limited partnership with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058, and FAIRFIELD FMC CORPORATION ("Management Company"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058.


                               R E C I T A L S :


          A. Owner has entered into an agreement (the "Purchase Agreement") to acquire up to fifty Fairfield Inn properties (collectively, the "Inns" or individually, an "Inn," as more particularly described in Section 1.01 hereof) which are being operated or are under construction to be operated under the trade name "Fairfield Inn." Pursuant to the Purchase Agreement, Owner will acquire fee title to 18 parcels of real property and leasehold interests in 32 parcels of real property (collectively, the "Sites" or individually, a "Site") described on Exhibit A attached to this Agreement and incorporated herein. Each Site is or will be improved with a Fairfield Inn property. Each respective Site and the Inn thereon are collectively referred to as an "Inn," as more particularly described in Section 1.01 hereof.

          B. Owner desires to have Management Company manage and operate the Inns and Management Company is willing to perform such services for the account of Owner on the terms and conditions set forth herein.

          C. Management Company has represented that it possesses the resources necessary to fulfill its obligations under this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

          1.01  Definition of Terms

          The following terms when used in this Agreement shall have the meanings indicated:

          "Accounting Period" shall mean the four (4) week accounting periods
           -----------------
having the same beginning and ending dates as Management Company's four (4) week accounting periods, the first of which during any full Fiscal Year shall begin on the first Saturday of such Fiscal Year and shall end on the fourth following Friday. There shall be thirteen (13) consecutive four-week Accounting Periods in each full Fiscal Year, except that the last Accounting Period in a Fiscal Year may occasionally contain five (5) weeks when necessary to conform the accounting system to the calendar.

          "Additional Inn Investments" shall mean any amounts expended by Owner,
           --------------------------
after the purchase of the Inns by Owner pursuant to the Purchase Agreement, for the following purposes:

          a) to fund the cost of any expansion or improvements, previously consented to by Management Company, of any Inn;

          b)    to fund the cost of any repairs or replacements under
          Section 15.01, with respect to any Inn, which are not covered by insurance proceeds under Section 12.01A;

          c) to fund under Section 8.03 A2 the cost of any building alterations and related expenses requested by Management Company; and,

          d) to fund any reasonable business needs (not including amounts funded under Section 8.02 E) of Owner relating to the operation of one or more of the Inns, as requested by or otherwise approved by Management Company (which approval shall not be unreasonably withheld).

          "Additional Inn Investment Loan" shall mean (i) any indebtedness
           ------------------------------
incurred by Owner to fund an Additional Inn Investment or any refinancing thereof, provided that the terms of any such loan are commercially reasonable, plus (ii) expenses of up to two (2) percentage points of the principal amount of any refinancing thereof.

          "Administrative Expense" shall mean, with respect to any Fiscal Year,
           ----------------------
an annual amount equal to the lesser of (i) the aggregate amount of payments for, or reserves created for payment for, administrative expenses of Owner with respect to such Fiscal Year; or (ii) an amount equal to $375,000 for 1989 or, for any Fiscal Year after 1989, an amount equal to $375,000 increased by the CPI.

          "Agreement" shall have the meaning ascribed to it in the Preamble.
           ---------

          "Annual Operating Projection" shall have the meaning ascribed to it in
           ---------------------------
Section 9.03.

          "Base Management Fee" shall mean an annual amount equal, during any
           -------------------
given Fiscal Year (or portion thereof), to one percent (1%) of Gross Revenues for each Fiscal Year through 1994 and two percent (2%) of Gross Revenues for each Fiscal Year thereafter.

          "Building Estimate" shall have the meaning ascribed to it in
           -----------------
Section 8.03 A.

          "Capital Proceeds" shall mean Net Refinancing Proceeds and/or Net
           ----------------
Sales Proceeds.

          "Cash Flow Available for Incentive Management Fee" shall have the
           ------------------------------------------------
meaning ascribed to it in Section 5.02 F.

          "Chain Services" shall have the meaning ascribed to it in
           --------------
Section 11.03.

          "Consumer Price Index Adjustment" shall mean an increase by the
           -------------------------------
percentage by which the "Consumer Price Index for All Urban Consumers (CPI-U); U.S. City Average, 1982-84=100, All Items" (or appropriate substitute index if such index is no longer published) (the "CPI") for January of the Fiscal Year in question exceeds the CPI for January 1989.

          "Contingent Incentive Management Fees" shall mean those portions of
           ------------------------------------
any Incentive Management Fees for each Fiscal Year (or portion thereof) which are not paid to Management Company in such Fiscal Year (or portion thereof) owing to the limitations set forth in Section 5.02 hereof. Notwithstanding anything herein to the contrary, any portion of the Incentive Management Fee from the Effective Date through the Accounting Period ending December 31, 1992 that would have been paid for such year but for the aforesaid limitations of
Section 5.02 shall not be included in Contingent Incentive Management Fees and Management Company shall never be entitled to payment thereof.

          "Deductions" shall have the meaning ascribed to it in the definition
           ----------
of Operating Profit.

          "Development Inn" or "Development Inns" shall mean those Inns
           ---------------      ----------------
currently under development by Marriott to be acquired by the Owner from Marriott or Marriott affiliates on or subsequent to the Effective Date.

          "Effective Date" shall mean the date on which Owner first acquires fee
           --------------
(or leasehold) title to one or more of the Inns purchased pursuant to the Purchase Agreement.

          "Execution Date" shall have the meaning ascribed to it in the
           --------------
Preamble.

          "FF&E" shall mean furniture, furnishings, fixtures, vehicles,
           ----
carpeting and equipment (including communication and computer systems), but shall not include Fixed Asset Supplies.

          "FF&E Replacement Estimate" shall have the meaning ascribed to it in
           -------------------------
Section 8.02 D.

          "FF&E Reserve" shall have the meaning ascribed to it in
           ------------
Section 8.02 A.

          "Fiscal Year" shall mean Management Company's Fiscal Year which now
           -----------
ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall, for purposes of this Agreement, constitute a separate Fiscal Year. If Management Company's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the applications of Operating Profit or other payments due hereunder.

          "Fixed Asset Supplies" shall mean supply items included within
           --------------------
"Property and Equipment" under the Uniform System of Accounts, including, but not limited to, linen, uniforms, and similar items, whether used in connection with public space or rooms.

          "Force Majeure" shall have the meaning ascribed to it in
           -------------
Section 15.03.

          "Gross Revenues" shall mean, for all Accounting Periods to date in
           --------------
each Fiscal Year, all revenues and receipts of every kind derived from operating the Inns and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, meeting rooms and space of every kind; license, lease and concession fees and rentals (not including gross receipts of any licensees, lessees and concessionaires); income from vending, facsimile and copy machines; wholesale and retail sales of merchandise (except as otherwise provided in Section 8.02C hereof with respect to the sale of FF&E and except for wholesale sales of merchandise not generally related to the business of the Inns), service charges, and proceeds, if any, from business interruption or other loss of income insurance, all determined in accordance with generally accepted accounting principles; provided, however, that Gross Revenues shall not include (i) gratuities to Inn employees;
(ii) federal, state or municipal excise, sales or use taxes or similar assessments or Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) Net Refinancing Proceeds or Net Sales Proceeds; (iv) proceeds from the sale of FF&E;
(v) interest received or accrued with respect to the funds in the FF&E Reserve or the other operating accounts of the Inns; or (vi) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof (including, without limitation, commissions and discounts for prompt or cash payments).

          "Ground Leases" shall have the meaning ascribed to them in the
           -------------
definition of Ground Rent.

          "Ground Rent" shall mean, for all Accounting Periods to date in each
           -----------
Fiscal Year, the total rent and other amounts paid or accrued to the landlord by Owner pursuant to those certain ground leases entered into between the Owner and Marriott and certain affiliates of Marriott ("Ground Leases") for leasing of the land on which 32 of the Inns are or will be located, as amended, renewed or replaced from time to time.

          "Impositions" shall have the meaning ascribed to it in Section 13.01.
           -----------

          "Incentive Management Fee" shall mean an annual amount which equals
           ------------------------
fifteen percent (15%) of Operating Profit in any Fiscal Year increasing to twenty percent (20%) of Operating Profit for all Fiscal Years (and portions thereof) after the end of the first period of thirteen (13) consecutive Accounting Periods during which Operating Profit has equaled or exceeded the Operating Profit Objective. Payment of the Incentive Management Fee to Management Company shall be subject to the provisions of Article V hereof.

          "Initial Term" shall have the meaning ascribed to it in section 4.01.
           ------------

          "Inn" or "Inns" shall refer individually or collectively to the
           ---      ----
Fairfield Inn properties listed in Exhibit A hereto or any Fairfield Inn property substituted therefor under the Purchase Agreement. The terms "Inn" or "Inns" incorporate not only the Site or Sites but also all easement or other appurtenant rights thereto, together with the buildings and all other improvements now or hereafter constructed thereon, and all FF&E and Fixed Asset Supplies installed or located therein. Each Inn shall become subject to this Agreement when acquired by the Owner pursuant to the Purchase Agreement.

          "Inn Retention" shall mean the amount of any loss or reserve under
           -------------
Management Company's, Marriott's or a Marriott Affiliate's blanket insurance or self-insurance programs which is allocated to an Inn, not to exceed the higher of (a) the maximum per occurrence limit reasonably established for similar inns or hotels participating in such programs, or (b) if applicable, the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties). If the Inn is not a participant under Management Company's, Marriott's or a Marriott Affiliate's blanket insurance or self-insurance programs, "Inn Retention" shall mean the amount of any loss or reserve allocated to the Inn, not to exceed the insurance policy deductible.

          "Inn Term" shall have the meaning ascribed to it in Section 4.01.
           --------

          "Inventories" shall mean "Inventories" as defined in the Uniform
           -----------
System of Accounts, such as, but not limited to, provisions in storerooms; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

          "Lender" shall mean Sumitomo Trust & Banking Co. (U.S.A.).
           ------

          "Limited Debt Service Guarantee" shall mean the agreements between
           ------------------------------
Marriott, the Lender and/or Owner whereby Marriott will lend Owner an amount not to exceed Sixteen Million Five Hundred Thousand Dollars ($16,500,000) to the extent necessary for payment of (i) interest on the Permanent Loan and renewals and replacements thereof, and (ii) the principal amount of the Permanent Loan and renewals and replacements thereof.

          "Limited Debt Service Guarantee Advance" shall mean payments advanced
           --------------------------------------
by Marriott under the Limited Debt Service Guarantee.

          "Loan Agreement" shall mean that certain agreement entered into
           --------------
between Owner and Lender regarding the Permanent Loan.

          "Management Company" shall have the meaning ascribed to it in the
           ------------------
Preamble.

          "Marketing Fund" shall mean that certain fund (or any successor fund)
           --------------
maintained by Management Company, in its capacity as operator or franchisor of the Fairfield Inn system, to provide for developing, producing and administering certain system-wide programs/materials for advertising, marketing, direct sales, promotions and public relations. The Management Company will have no ownership interest in the Marketing Fund.

          "Marriott" shall mean Marriott Corporation, the corporate parent of
           --------
Management Company.

          "Marriott Affiliate" shall mean Marriott and any corporation of which
           ------------------
Marriott, either directly or indirectly through one or more intermediary corporations, owns over fifty percent (50%) of the voting stock or any partnership wherein Marriott, either directly or indirectly, through one or more intermediary corporations or other entities, owns or controls the general partnership interests and over fifty percent (50%) of the voting and economic partnership interests of such partnership.

          "Net Refinancing Proceeds" shall mean the cumulative full amount
           ------------------------
disbursed (in one or more advances) under any loan or loans obtained by Owner (other than Additional Hotel Investment Loans), from time to time, to the extent and in the amount such disbursement or disbursements are not used for the following purposes: (i) the simultaneous repayment of other indebtedness of Owner, (ii) commercially reasonable transaction costs, and (iii) the payment of, or creation of reserves in the reasonable discretion of Owner for, reasonable and necessary expenditures of Owner, including (but not limited to) Administrative Expenses, FF&E Reserves, Ground Rent and Working Capital needs related to the Inns.

          "Net Sales Proceeds" shall mean the cumulative net proceeds received
           ------------------
by Owner, from time to time, from any one or more of the following: (i) any Sale of an Inn; (ii) the condemnation, eminent domain taking, casualty or other disposition of any of (or any portion of) the Inns or the Sites; or (iii) the liquidation of Owner's property interest in the Inns in connection with a dissolution of Owner. The phrase "net proceeds," as used in the foregoing sentence, shall mean the gross proceeds received from any of the foregoing to the extent and in the amount such gross proceeds are not used for the following purposes: (i) simultaneous repayment of any indebtedness secured by the Inn or Inns being sold (or the pro rata portion (according to allocation of the loan amount to such Inn) of indebtedness secured by all the Inns) and all other indebtedness required to be repaid therefrom; (ii) commercially reasonable transaction costs and, in the case of a condemnation, eminent domain taking or casualty, all costs of repairing, restoring, replacing, and reconstructing an Inn or any portion thereof; (iii) in the case where Owner exercises the site purchase option under a Ground Lease, the purchase price of the land covered thereby; and (iv) the payment of, or creation of reserves in the reasonable discretion of Owner for, Administrative Expenses, FF&E Reserves, Ground Rent and Working Capital needs related to the remaining Inns. The term "Net Sales Proceeds" shall not include proceeds from disposition of FF&E described in
Section 8.02C hereof.

          "Operating Loss" shall mean, for all Accounting Periods to date in
           --------------
each Fiscal Year, the excess, if any, of Deductions over Gross Revenues.

          "Operating Profit" shall mean, for all Accounting Periods to date in
           ----------------
each Fiscal Year, the excess of Gross Revenues over the following deductions ("Deductions") incurred by Management Company in operating the Inns:

                1. The cost of sales including salaries, wages (including accruals for periodic bonuses to Inn employees), fringe benefits, payroll taxes and other costs related to Inn employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of Management Company who do not work at one of the Inns on a regular basis);

                2. Departmental expenses, administrative and general expenses and the cost of Inn advertising, central reservations, local marketing and business promotion, heat, light and power, and routine repairs, maintenance and minor alterations treated as Deductions under Section 8.01;

                3.    Credit card and travel agent commissions;

                4. The cost of Inventories and Fixed Asset Supplies consumed in the operation of each Inn;

                5. Reasonable bad debt expense (or a reasonable reserve) for uncollectable accounts receivable as determined by Management Company;

                6. All costs and fees of independent accountants or other third parties retained by Management Company who perform services required or permitted hereunder;

                7. The cost and expense of technical consultants and operational experts retained by Management Company (or retained by Owner and approved by Management Company) for specialized services in connection with non-routine Inn work or other specialized services not covered by the Base Management Fee or the System Fee;

                8.    The Base Management Fee payable after giving effect to
Section 5.01D hereof;

                9.    The System Fee;

                10. The Inn's pro rata share of costs and expenses incurred by Management Company in providing Chain Services and the national reservations system;

                11. Insurance costs and expenses (including Inn Retention or other deductibles) as provided in Article XII;

                12. Taxes, if any, payable by or assessed against Management Company related to this Agreement or to Management Company's operation of the Inns (exclusive of Management Company's income taxes) and all Impositions;

                13. The contributions to the FF&E Reserve which are required pursuant to Section 8.02;

                14.   Contributions to the Marketing Fund;

                15.   Amortization of the amounts described in Section 8.02E3;

                16. Rent payable under any equipment leases not funded out of the FF&E Reserve; and

                17. Such other costs and expenses as are specifically provided for elsewhere in this Agreement or are otherwise

                                [Page missing]

          "Owner's Net Contributed Capital" shall mean the excess of (a) Owner's
           -------------------------------
Contributed Capital over (b) cumulative distributions of Net Refinancing Proceeds and Net Sales Proceeds to the Partners of the Owner pursuant to Sections 4.06 and 4.07 of the Partnership Agreement (excluding distributions to the Partners to satisfy the "Partners' 12% Preferred Distribution" (as defined therein)).

          "Owner's Priority Return" shall mean, for all Accounting Periods to
           -----------------------
date in each Fiscal Year, an amount equal to an annual non-cumulative amount retained by Owner out of Operating Profit, as set forth in Section 5.02B hereof, equal to nine percent (9%) of Owner's Contributed Capital in 1989 and 1990 (such amount to be adjusted to reflect the actual number of days between the Effective Date and the end of each such Fiscal Year), nine and one-half percent (9.5%) of Owner's Contributed Capital in 1991 and 1992 and ten percent (10%) of Owner's Contributed Capital in each Fiscal Year thereafter, subject to reduction upon any Termination.

          "Owner's 12% Priority and Capital Return" shall mean, for all
           ---------------------------------------
Accounting Periods to date in each Fiscal Year, an amount equal to (a) the portion not yet retained by Owner from Operating Profit, Net Refinancing Proceeds or Net Sales Proceeds of a twelve percent (12%) per annum cumulative non-compounded return on the average daily balance outstanding of Owner's Net Contributed Capital plus (b) the portion not yet retained by Owner from Net Refinancing Proceeds or Net Sales Proceeds of one hundred percent (100%) of Owner's Net Contributed Capital.

          "Partner" or "Partners" shall mean a partner or partners in Owner.
           ---------------------

          "Partnership Agreement" shall mean the Amended and Restated Agreement
           ---------------------
of Limited Partnership of Owner of even date herewith.

          "Permanent Loan" shall mean the loan in the principal amount of One
           --------------
Hundred Sixty Four Million Eight Hundred Fifty Thousand Dollars ($164,850,000) provided or to be provided to Owner by Lender to finance a portion of the purchase price of the Inns pursuant to the Purchase Agreement and certain other amounts pursuant to the Loan Agreement, such as development fees, Lender's fees, title insurance, and mortgage and transfer taxes.

          "Prime Rate" shall mean the prime rate of interest announced from time
           ----------
to time by The First National Bank of Chicago.

          "Purchase Agreement" shall have the meaning ascribed to it in the
           ------------------
Recitals.

          "Qualified Debt" shall mean the sum of, without duplication, (i) the
           --------------
Permanent Loan, (ii) indebtedness incurred to pay the Incentive Management Fees, any remaining unpaid Base Management Fees under Section 5.01D hereof, any remaining unpaid Ground Rent under Section 4.02(d) of the Ground Leases, or any Contingent Incentive Management Fees, (iii) Additional Inn Investment Loans,
(iv) indebtedness incurred to pay any outstanding Limited Debt Service Guarantee Advances and accrued interest thereon, and (v) Replacement Debt with respect to the Inns.

          "Qualifying Debt Service" shall mean, for all Accounting Periods to
           -----------------------
date in each Fiscal Year, (i) the Stipulated Debt Service, (ii) interest and principal actually paid or accrued on all Qualified Debt (other than the Permanent Loan and all refinancings thereof in an amount up to the original principal amount thereof), plus (iii) all fees related thereto and all penalties attributable to acts or omissions of Management Company. In no event, however, shall "Qualifying Debt Service" include, with respect to any indebtedness:
(i) any balloon payments; or (ii) voluntary prepayments on the Permanent Loan; or (iii) any repayments of the portion of the principal and interest of any indebtedness which is incurred for the purpose of distributing the same to the Partners of Owner. The term "balloon payments," as used in this Agreement, shall mean any repayments or prepayments (whether voluntary or involuntary) of principal in any given Fiscal Year (regardless of whether the borrower is permitted or obligated to make the same) to the extent that any such repayments or prepayments exceed the principal amount, if any, that would have been payable during such Fiscal Year pursuant to the terms of such indebtedness.

          "Renewal Term(s)" shall have the meaning ascribed to it in
           ---------------
Section 4.01.

          "Replacement Debt" shall mean that portion of any indebtedness Owner
           ----------------
incurs on commercially reasonable terms (i) to refinance part or all of the original principal amount of the Permanent Loan or part or all of the then outstanding balance of other Qualified Debt, plus (ii) to finance the reasonable costs of any refinancings in clause (i) above but not in excess of 2% of the principal amount of such refinancing.

          "Sale of an Inn" or "Sale of the Inns" shall mean any sale,
           --------------      ----------------
assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title (or leasehold interest, as the case may be) to one or more of the Inns.

          "Seller" shall mean Marriott and each other "Seller" under the
           ------
Purchase Agreement.

          "Site" or "Sites" shall refer individually or collectively to the
           ----      -----
parcels of land whose addresses are set forth on Exhibit A attached hereto and incorporated herein.

          "Stipulated Debt Service" shall mean $15,940,995.
           -----------------------

          "System Fee" shall mean an annual amount payable to Management
           ----------
Company, to pay for a portion of the Inns' share of certain costs and expenses benefitting all Fairfield Inn properties incurred by Management Company, Marriott or Marriott Affiliates as described in Section 5.01B. Such amount shall be equal, during any given Fiscal Year (or portion thereof), to three percent (3%) of Gross Revenues for each Fiscal Year (or portion thereof). The System Fee shall be paid as provided in Article V.

          "Termination" shall mean the expiration or sooner cessation of this
           -----------
Agreement with respect to a specific Inn or all the Inns.

          "Uniform System of Accounts" shall mean the Uniform System of Accounts
           --------------------------
for Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

          "Working Capital" shall mean funds which are reasonably necessary for
           ---------------
the day-to-day operation of the Inns' business, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

                               END OF ARTICLE I

                                  ARTICLE II


                       APPOINTMENT OF MANAGEMENT COMPANY
                       ---------------------------------

          2.01  Appointment
                -----------

          Owner hereby appoints and employs Management Company as Owner's exclusive agent to supervise, direct and control the management and operation of the Inns for the term provided in Article IV. Management Company accepts said appointment and agrees to manage the Inns as Fairfield Inns during their respective Inn Terms and in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Management Company hereunder shall be for the account of Owner. Management Company may not delegate its duties hereunder except to a Marriott Affiliate which satisfies the requirements of Section 18.01 A 1 hereof. Management Company represents and warrants that it possesses the resources necessary to fulfill its obligations under this Agreement. Marriott covenants that it and/or Marriott Affiliates will make available to Management Company any and all resources possessed by Marriott and/or Marriott Affiliates, but not otherwise possessed by Management Company, necessary for Management Company to fulfill its obligations hereunder.

          2.02  Delegation of Authority
                -----------------------

          The operations of the Inns shall be under the exclusive supervision and control of Management Company which, except as otherwise specifically provided in this Agreement, shall be

                               [Page 22 missing]

withdrawal or revocation have been exhausted; (iii) Management Company has made every reasonable effort to obtain a substitute license or permit that would allow for the continued operation of such Inn as a Fairfield Inn; and (iv) such revocation is not common with other economy hotels in the same market area.

          2.04  Non-Discrimination
                ------------------

          The parties recognize that Management Company, Marriott and Marriott Affiliates either own or manage other hotels and inns. Certain of these hotels and inns, now or in the future, may be located within the general geographical area of one or more of the Inns. Management Company, Marriott and Marriott Affiliates shall institute reasonable internal controls and procedures to ensure that no favoritism shall be accorded to such other hotels or inns owned or managed by Management Company, Marriott, or a Marriott Affiliate on the basis of the ownership or management thereof and that, at all times during the term of this Agreement, Management Company, Marriott and Marriott Affiliates will operate the various hotels or inns under its management, including the Inns, in a non-discriminatory manner.

                               END OF ARTICLE II

                                  ARTICLE III

                             OWNERSHIP OF THE INNS
                             ---------------------

          3.01  Ownership of Inns
                -----------------

          A. Owner hereby covenants that, upon the acquisition of each of the Inns pursuant to the Purchase Agreement, it will, have, keep and maintain good and marketable title to the respective fee or leasehold interests in each Inn, free and clear of any and all liens, encumbrances or other charges, except as follows:

                1. Easements or other encumbrances (other than those described in subsections 2, 3 and 4 hereof) which do not adversely affect the operation of any Inn by Management Company, including, without limitation, any encumbrances or other defects of title subject to which title was conveyed to Owner under the terms of the Purchase Agreement;

                2. Mortgages, deeds of trust or similar security instruments which contain a provision reasonably acceptable to Management Company's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such mortgage, deed of trust or security instrument; and which either (i) secure one of the following: (x) any indebtedness on which all or a portion of the payments constitute Qualifying Debt Service, or (y) debt incurred for distribution to the Partners of Owner, or (ii) secure any amount due under the Loan Agreement.

                3. Liens for taxes, assessments, levies or other public charges not yet due or which are being contested in good faith;

                4. Liens, encumbrances, or other charges resulting from Management Company's acts; and

                5.    The terms and conditions of the Ground Leases.

          B. Provided Management Company is not in monetary default under this Agreement, Owner shall pay and discharge, on or before the due date, any and all installments of principal and interest due and payable upon any mortgage, deed of trust or like instrument described in this Section (including, without limitation, any amounts owed under the Loan Agreement) and shall indemnify Management Company from and against all claims, litigation and damages arising from the failure to make such payments as and when required. Notwithstanding the foregoing, Owner shall not be required to indemnify Management Company for lost profits if the reason for failure to pay and discharge amounts due under any instrument described in this section is due to insufficient Operating Profits to make such payments.

          3.02  Compliance with Ground Leases
                -----------------------------

          So long as Management Company is not wrongfully withholding any money from Owner and no other monetary "event of default" by Management Company has occurred and is continuing, Owner agrees to pay all rental due under the Ground Leases. Owner and Management Company shall abide by all the terms and conditions of the Ground Leases and shall not take any or fail to take any action which would result in a default of the tenant under the Ground Leases provided Management Company shall have no obligation to pay rent or other monetary obligations of tenant under the Ground Leases.

                              END OF ARTICLE III

                                  ARTICLE IV

                                     TERM
                                     ----

          4.01  Term
                ----

          A. The term of this Agreement shall be from the Effective Date to the expiration of the Inn Term (as defined in subsection B below) for the last Inn to which this Agreement applies.

          B. With respect to each Inn, the "Inn Term" shall consist of an "Initial Term" and the "Renewal Term(s)". The "Initial Term" shall begin on the Effective Date (or, as to a Development Inn, on the purchase date of such Development Inn), and shall continue until December 31, 2009. Each Inn Term will automatically be extended and renewed (on the same terms and conditions contained herein, except as set forth in the final sentence of this Section 4.01B) for each of five (5) successive periods of ten (10) Fiscal Years each ("Renewal Terms") and one period of five (5) Fiscal Years, provided that an "event of default" by Management Company has not occurred under Section 16.01 hereof (or, if such an "event of default" has occurred, that it is being cured in accordance with the provisions of Section 16.01 or 16.02 hereof) unless Management Company, at its option, elects to terminate this Agreement as to any or all of the Inns as set forth below. If Management Company elects to exercise such option to terminate this Agreement, as to one or more of the Inns, on the expiration of the then current Inn Term with respect to such Inn or Inns, Management Company shall give Owner written notice to that effect at least eighteen (18) months prior to the expiration of the then current Inn Term with respect to such Inn or Inns. Management Company shall continue to manage such Inn or Inns during the final eighteen (18) months of their respective Inn Terms, unless, during such eighteen (18) month period, Owner effects a sale of such Inn or Inns or secures a new manager therefor, in which case the respective Inn Terms of such affected Inns shall be prematurely terminated, as of the date of such sale or the effective date of such new management contract. In the event Management Company elects to terminate as to one or more, but not all, of the Inns, the adjustments described in subsections B through F of Section 19.02 shall be made to this Agreement.

          4.02  Performance Termination
                -----------------------

          A. Subject to the provisions of Section 4.02 B below, Owner shall have the option to terminate this Agreement with respect to all of the Inns if the sum of the Operating Profit for all of the Inns during any three (3) consecutive Fiscal Years during the term of this Agreement (not including any period of time before the expiration of the 1992 Fiscal Year) does not equal or exceed eight percent (8%) of the sum total for the same three (3) Fiscal Years of (i) the original total cost ($239,127,000) of the Inns, as adjusted for any Termination, added once for each of such three (3) Fiscal Years, plus (ii) the weighted average outstanding balance of Additional Inn Investments with respect to the Inns, added once for each of such three (3) Fiscal Years. Such option to terminate shall be exercised by serving written notice thereof on Management Company no later than sixty (60) days after the receipt by Owner of the annual accounting under
Section 9.01 hereof for such third consecutive Fiscal Year. Such notice shall state the basis on which Owner asserts the right of termination and shall show all mathematical calculations constituting the basis therefor. If Management Company does not elect to avoid termination pursuant to Section 4.02 B below, this Agreement shall terminate as of the end of the second full Accounting Period following the date on which Management Company receives Owner's written notice of its intent to terminate this Agreement. Owner's failure to exercise its right to terminate this Agreement pursuant to this Section 4.02 A during any given Fiscal Year shall not be deemed an estoppel or waiver of Owner's right to terminate this Agreement as to subsequent Fiscal Years to which this Section may apply.

          B.    Upon receipt of Owner's written notice of termination under
Section 4.02 A, Management Company shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such termination by advancing to Owner the amount of any deficiency described in Section 4.02 A, and upon paying such deficiency, Management Company shall be deemed to have satisfied the test described in Section 4.02 A for such three (3) year period. If Management Company exercises such option, then the foregoing Owner's election to terminate this Agreement under Section 4.02 A shall be cancelled and be of no force or effect, and this Agreement shall not terminate. All advances of up to $10 million of any deficiencies to Owner pursuant to this Section 4.02 B shall become "Contingent Incentive Management Fees." Such cancellation, however, shall not affect the right of Owner, as to subsequent Fiscal Years to which
Section 4.02 A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 4.02 A (which subsequent election shall again be subject to Management Company's rights under this Section 4.02 B). If Management Company does not exercise its option to make the advance permitted by this Section 4.02 B, then this Agreement shall be terminated as of the date set forth in Section 4.02 A.

          4.03  Actions to be Taken on Termination
                ----------------------------------

          Upon a Termination of this Agreement with respect to any one or more of the Inns, the following shall be applicable:

          A. Management Company shall prepare a final accounting statement with respect to such Inn or Inns, as more particularly described in Section 9.01 hereof, dated as of the date of Termination. Within thirty (30) days of the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a default by either party, in which case the defaulting party shall pay such cost.

          B. Management Company shall release and transfer to Owner any of Owner's funds which are held or controlled by Management Company with respect to such Inn or Inns.

          C. Management Company shall make available to Owner such books, records and other documents respecting such Inn or Inns (including those from prior years, subject to Management Company's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for such Inn or Inns for the year in which the Termination occurs and for any subsequent year.

          D. Management Company shall (to the extent permitted by law) assign to Owner or to the new manager all operating licenses and permits for such Inn or Inns which have been issued in Management Company's name; provided that if Management Company has expended any of its own funds in the acquisition of any of such licenses or permits, Owner shall reimburse Management Company therefor if it has not done so already.

          E. Appropriate adjustments shall be made regarding the application of this Agreement to any remaining Inns, such as, but not limited to, those adjustments described in Section 19.02. In the event of Termination for any reason other than a sale of such Inn or Inns or as a result of an "event of default" by Owner hereunder, the adjustments described in Section 19.02 shall be made with respect to the remaining Inns, and Owner shall be released from all further obligations hereunder with respect to the terminated Inn or Inns.

          F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 7.01, 10.02, 12.03 and 14.01 C.

          G. Management Company shall peacefully vacate and surrender such Inn or Inns to Owner and cooperate with Owner and the new manager after the Termination.

          4.04  Pre-Closing Termination.
                ------------------------

          A.    Owner may terminate this Agreement if it elects, pursuant to
Section 2.06 of the Purchase Agreement, to terminate the transactions contemplated therein. Should Owner elect to terminate the transactions contemplated in such Purchase Agreement only with respect to certain Inns, Owner may terminate this Agreement with respect to such Inns. In such case, the adjustments and actions described in this Agreement for the termination of this Agreement with respect to one Inn or the sale of one Inn shall be made (with such adjustments being made as of the date of the distribution to the Partners of Owner of the amounts received by Owner in connection therewith).

          B. On the Effective Date (or, as to a Development Inn, on the purchase date of such Development Inn), Manager shall deliver to Owner a certificate stating, if true, that there are no covenants or restrictions which would prohibit or materially limit Management Company from operating any Inn as a Fairfield Inn, including material facilities customarily a part of or related to a Fairfield Inn (or, if not true, stating the extent to which it is not true). If on the Effective Date (or, as to a Development Inn, on the purchase date of such Development Inn) there are any covenants or restrictions which would prohibit or materially limit Management Company from operating any Inn as a Fairfield Inn, including material facilities customarily a part of or related to a Fairfield Inn, either party may terminate this Agreement as to such Inn. In such case, the adjustments and actions described in this Agreement for the termination of this Agreement with respect to one Inn or the sale of one Inn shall be made.

                               END OF ARTICLE IV

                                   ARTICLE V

                       COMPENSATION OF MANAGEMENT COMPANY
                       ----------------------------------

          5.01  Management Fees and System Fee
                ------------------------------

          A. In consideration of services to be performed during the term of this Agreement, Management Company shall, subject to the provisions of this
Article V, be paid the Base Management Fee and the Incentive Management Fee to cover services which benefit all Fairfield Inn properties operated by Management Company, are performed by personnel not normally located at the Inn and are not Chain Services (whether or not such services are obtained from Management Company's employees or through third party contractors). Such services include but are not limited to corporate and divisional executive management, divisional financial services (excluding certain accounting services included as "Chain Services"), corporate accounting services, manpower planning, recruiting and hiring for all Fairfield Inn management positions, management training for Management Company operated inns, regional management and administrative services, services of Management Company's technical and operational experts making periodic inspection and consultation visits to the Inns (excluding visits for personnel of the Architectural and Construction division of the Management Company or its affiliates).

                                [Page missing]


          Base Management Fee for such Fiscal Year (or all Accounting Periods to date in such Fiscal Year) that is required to be paid currently shall be reduced by the amount of the shortfall in Owner's Net Cash Flow (and such reduction shall be made before any reduction of Ground Rent as a result of the operation of Section 4.02(d) of the Ground Leases); provided, however, that such reduction in the Base Management Fee shall not exceed an amount equal to (a) the maximum available amount remaining under the Development Fee Adjustment mechanism at the time of its expiration pursuant to Section 2.10 of the Purchase Agreement (but in no event greater than $8,000,000), minus (b) the total amount of Base Management Fees and Ground Rent that is not paid currently during such four (4) Fiscal Year period as a result of the operation of this Section 5.01D and
Section 4.02(d) of the Ground Leases, respectively. Within forty (40) days after the end of each Fiscal Year, Owner and Management Company shall make any necessary adjustments in the amount of Base Management Fee reductions required hereunder based upon the entire Fiscal Year. Any Base Management Fees which are not paid currently as a result of the operation of this Section 5.01D shall be payable, without adjustment for interest, as provided in Section 5.03 hereof.

          5.02  Incentive Management Fees
                -------------------------

          Any Incentive Management Fee and Contingent Incentive Management Fee the payment of which is based on Operating Profit shall, in each Fiscal Year (and with respect to each Accounting Period within each such Fiscal Year, as more particularly described in Section 5.05 hereof), be payable in accordance with the following sequence of computations, and no Incentive Management Fee shall be paid until sufficient Operating Profit is available for actual payment thereof:

          A. First, Owner shall retain any Operating Profit (to the extent of Operating Profit in that Fiscal Year) in amounts sufficient to pay the Ground Rent payable after giving effect to Section 4.02(d) of the Ground Leases, the Qualifying Debt Service and Administrative Expenses for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year).

          B. Second, Owner shall retain any remaining Operating Profit until Owner has retained an amount equal to Owner's Priority Return (which shall be prorated among the Accounting Periods within any given Fiscal Year).

          C. Third, Owner shall retain any remaining Operating Profit in amounts necessary to repay any outstanding Limited Debt Service Guarantee Advances and accrued interest thereon.

          D. Fourth, Owner shall retain any and all such additional amounts as Owner is required pursuant to the terms of the Permanent Loan to pay prior to payment of Incentive Management Fees and Contingent Incentive Management Fees hereunder.

          E. Fifth, Owner shall retain fifty percent (50%) of any remaining Operating Profit for such Fiscal Year (which shall be prorated among the Accounting Periods within any given Fiscal Year).

          F. Sixth, Owner shall apply the remaining fifty percent (50%) of Operating Profit for such Fiscal Year (or portion thereof) ("Cash Flow Available for Incentive Management Fee") to pay Management Company the Incentive Management Fee for the current Fiscal Year. Notwithstanding anything herein to the contrary, in the event Cash Flow Available for Incentive Management Fee is insufficient to pay the full Incentive Management Fee for any Fiscal Year (or portion thereof) ending before or nearest December 31, 1992, such unpaid Incentive Management Fee shall never be paid. In the event Cash Flow Available for Incentive Management Fee is insufficient to pay the full Incentive Management Fee for any Fiscal Year beginning thereafter, such unpaid Incentive Management Fee shall be payable subsequently, without adjustment for interest, as a "Contingent Incentive Management Fee" pursuant to this Article V.
Following application pursuant to the above to pay the Incentive Management Fee for the current year, Owner shall apply any remaining balance of Cash Flow Available for Incentive Management Fee to pay Management

Company any Contingent Incentive Management Fees then owed to Management Company. Upon termination of this Agreement with respect to an Inn or Inns due to a default of Management Company or if Management Company fails to renew the Term with respect to such Inn or Inns, Management Company shall not be entitled to receive payment of any Contingent Incentive Management Fee with respect thereto.

          G. Seventh, following application pursuant to paragraph F above, Owner shall retain any remaining balance of Cash Flow Available for Incentive Management Fee.

          5.03  Application of Capital Proceeds
                -------------------------------

          In the event that Owner, from time to time during the term of this Agreement, realizes Capital Proceeds, then Owner shall apply such Capital Proceeds (to the extent thereof) in the following order and amounts:

          (1) First, to pay transaction costs of the sale or refinancing and other amounts excluded from gross proceeds in determining Capital Proceeds.

          (2) Second, Owner shall retain any remaining balance of Capital Proceeds until Owner has retained an amount equal to any unamortized payments (and return thereon) under Section 8.02E3 hereof;

          (3) Third, Owner shall retain any remaining balance of such Capital Proceeds until Owner has retained from appropriate sources an amount equal to Owner's 12% Priority and Capital Return.

          (4) Fourth, Owner shall retain any remaining balance of Capital Proceeds until Owner has retained an amount equal to any outstanding Limited Debt Service Guarantee Advances (and accrued interest thereon).

          (5) Fifth, Owner shall retain any remaining balance of Capital Proceeds until Owner has retained an amount equal to any Ground Rent remaining unpaid as a result of the operation of Section 4.02(d) of the Ground Leases.

          (6) Sixth, Owner shall apply any remaining balance of Capital Proceeds to pay to Management Company an amount equal to any Base Management Fees remaining unpaid as a result of the operation of Section 5.01D hereof.

          (7) Seventh, Owner shall apply the remaining balance of Capital Proceeds to pay to Management Company any Incentive Management Fees or Contingent Incentive Management Fees then owed to Management Company.

          (8) Eighth, Owner shall retain any remaining balance of Capital Proceeds.
          5.04  Debt Service Payment
                --------------------

          In the event (i) Owner's actual scheduled debt service on the principal amount of Owner's indebtedness secured by one or more of the Inns is in excess of Qualifying Debt Service for any Fiscal Year (or portion thereof) during the Inn Term, (ii) but for the provisions of this Section 5.04, Management Company is entitled to receive pursuant to Section 5.02 all or a portion of the Incentive Management Fee for such Fiscal Year (or portion thereof), and (iii) the total amount retained by Owner pursuant to Sections 5.02A and 5.02B for such Fiscal Year (or portion thereof) is less than the sum of the actual debt service described in clause (i) above, plus the Owner's Administrative Expenses and plus the Ground Rent, then Management Company shall not be entitled to current payment of such portion of its Incentive Management Fee for such Fiscal Year (or portion thereof) up to an amount equal to the excess of said sum over the total amount retained by Owner pursuant to Sections 5.02A and 5.02B for such Fiscal Year (or portion thereof). Owner shall use such amount otherwise allocated to Incentive Management Fee to pay said actual debt service. Such portion of the Incentive Management Fee shall become a Contingent Incentive Management Fee.

          5.05  Accounting and Interim Payment
                ------------------------------

          A. Within twenty (20) days after the close of each Accounting Period, Management Company shall submit an interim accounting to Owner showing, in reasonable detail, the amount (and calculation where appropriate) of Gross Revenues, Deductions, FF&E Reserve contributions and expenditures, Operating Profit, Ground Rent, Cash Flow Available for Incentive Management Fee and (with respect to 1993 through 1996) Owner's Net Cash Flow, and all retentions, distributions and other applications thereof with respect to the Inns. Management Company shall transfer with each accounting any interim amounts due Owner and shall retain any interim management fees due Management Company (as described in this Article V). Each accounting will be prepared on a consolidated basis rather than on an individual Inn basis. Management Company shall also prepare an accounting showing Gross Revenues, Deductions and Operating Profit on an individual Inn basis.

          B. Calculations and payments of the Base Management Fee, System Fee, the Incentive Management Fee, the Contingent Incentive Management Fee, and applications of

Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within sixty (60) days after the end of each Fiscal Year, Management Company shall submit an accounting, as more fully described in Section 9.01, for such Fiscal Year to Owner, which accounting shall be controlling over the interim accountings. Any adjustments required by the Fiscal Year accounting shall be made by cash payments within five (5) business days of the receipt by Owner of such final accounting. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

          C. Within twenty (20) days after the closing of a refinancing or a sale of one or more of the Inns, Owner will provide Management Company an accounting showing Owner's Priority Return and Owner's 12% Priority and Capital Return, Net Sales Proceeds, and Net Refinancing Proceeds (as the case may be).

          D. Within twenty (20) days after the close of each Accounting Period, Owner will provide Management Company an accounting showing Owner's Priority Return, the balance of any principal and interest of Debt Service Guarantee Advances, and Net Contributed Capital.

                               END OF ARTICLE V

                                  ARTICLE VI

                                  PRE-OPENING
                                  -----------

          6.01  Pre-Opening Services
                --------------------

          It is recognized that certain activities must be undertaken so that the Development Inns can function properly at their Opening Dates as defined in the Purchase Agreement. Accordingly, Management Company shall on behalf of
Owner:

          A.    Recruit, train and employ the staff required for the Development
Inn;
          B. Undertake pre-opening promotion and advertising, including opening celebrations;

          C. Provide, for a period to end not later than sixty (60) days from the Opening Date, a task force of experts and personnel to supervise and assist with certain pre-opening and opening operations;

          D. Obtain and maintain the initial licenses and permits required for the operation of the Development Inns as contemplated by this Agreement;

          E. In general, render such other miscellaneous services incidental to the preparation and organization of the Development Inns' operations as may be required for the Development Inns to be adequately staffed and capable of operating at the Opening Dates. The expenses relating to such activities shall include, but not be limited to, salaries and wages (including those of personnel of Management Company and Marriott Affiliates), professional fees, telephone expenses, staff hiring and training costs, travel and moving expenses, costs of opening celebrations, the cost of heat, light and power not chargeable to the cost of constructing or operating the Development Inns, advertising and promotion expense, and miscellaneous expenses.

          6.02  Responsibility for Pre-Opening Expenses
                ---------------------------------------

          The expenses for the activities outlined in Section 6.01 shall be borne by Seller in accordance with the Purchase Agreement and in accordance with the above, or as otherwise requested by Management Company. Pre-opening expenses incurred or paid by Management Company promptly shall be reimbursed by Seller upon receipt of a statement of account for such Pre-opening expenses.

                               END OF ARTICLE VI

                                  ARTICLE VII

                   WORKING CAPITAL AND FIXED ASSET SUPPLIES
                   ----------------------------------------

          7.01  Working Capital and Inventories
                -------------------------------

          The parties recognize that Seller shall sell to Owner, who shall in turn provide to Management Company, as agent, the initial Working Capital and Inventories for the Inns. Management Company believes that the level of initial Working Capital so provided should be reasonably sufficient for each Inn to operate as a fully functioning Fairfield Inn as of the Effective Date (or in the case of the Development Inns, as of the their purchase dates) and for a period of at least six (6) months thereafter. Owner shall from time to time thereafter promptly advance, upon request of Management Company, any additional funds necessary to maintain Working Capital and Inventories at levels reasonably determined by Management Company to be necessary to satisfy the needs of each Inn as its operation may from time to time require. Funds so advanced for Working Capital shall be utilized by Management Company on behalf of Owner for the purposes of this Agreement pursuant to cash-management policies established for the Fairfield Inn system, but Owner shall be the beneficial owner of all such funds throughout the term of this Agreement. Upon Termination with respect to any Inn or Inns, Management Company shall return to Owner any unused Working Capital (including Inventories), except for Inventories purchased by Management Company pursuant to Section 10.02.

          7.02  Fixed Asset Supplies
                --------------------

          The parties recognize that Seller shall sell to Owner, who shall in turn provide to Management Company, as agent, the initial Fixed Asset Supplies for the Inns. Management Company believes that the level of initial Fixed Asset Supplies so provided should be reasonably sufficient for each Inn to operate as a fully functioning Fairfield Inn hotel as of the Effective Date (or in the case of the Development Inns, as of their purchase dates) and for a period of at least six (6) months thereafter. Owner shall from time to time thereafter promptly advance, upon request of Management Company, any additional funds necessary to maintain Fixed Asset Supplies at levels reasonably determined by Management Company to be necessary to satisfy the needs of each Inn as its operation may from time to time require. Fixed Asset Supplies shall remain the property of Owner throughout the term of this Agreement except for Fixed Asset Supplies purchased by Management Company pursuant to Section 10.02.



                              END OF ARTICLE VII

                                 ARTICLE VIII

                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------

          8.01  Routine Repairs and Maintenance
                -------------------------------

          Management Company shall maintain the Inns in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems reasonably necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit. The cost of non-routine repairs and maintenance, either to an Inn building or its FF&E, shall be paid for in the manner described in Sections 8.02 and 8.03.

          8.02  FF&E Reserve
                ------------

          A. Management Company shall establish an escrow reserve account for the Inns ("FF&E Reserve") in a bank designated by Owner and approved by Management Company to cover the cost of:

          1.    Replacements and renewals related solely to the Inns' FF&E; and

          2. Certain routine repairs and maintenance to the Inns' buildings which are normally capitalized under generally accepted accounting principles, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and buying or leasing replacement vehicles, but which are not major repairs, alterations, improvements, renewals or replacements to such building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are paid by Owner under Section 8.03 rather than from the FF&E Reserve.

          B. During the period of time from the Effective Date up to the end of the 1989 Fiscal Year, Management Company shall transfer into the FF&E Reserve an amount equal to one percent (1%) of Gross Revenues from the Inns for such period of time; during the 1990 Fiscal Year, Management Company shall transfer into the FF&E Reserve an amount equal to two percent (2%) of Gross Revenues from the Inns for such Fiscal Year; during Fiscal Year 1991, Management Company shall transfer into the FF&E Reserve an amount equal to three percent (3%) of Gross Revenues from the Inns for such Fiscal Year; during the 1992 Fiscal Year, Management Company shall transfer into the FF&E Reserve an amount equal to four percent (4%) of Gross Revenues from the Inns for such Fiscal Year; during the Fiscal Year 1993, Management Company shall transfer into the FF&E Reserve an amount equal to five percent (5%) of Gross Revenues from the Inns for such Fiscal Year; and commencing with the Fiscal Year 1994, and for all Fiscal Years thereafter, subject to the provisions of subsection E, below, Management Company shall transfer into the FF&E Reserve an amount equal to six percent (6%) of Gross Revenues from the Inns for each of such Fiscal Years. Transfers into the FF&E Reserve shall be made at the time of each interim accounting described in Section 5.06 A. Any amounts held in the FF&E Reserve may be applied, as between the Inns, without regard for the source of such amounts, provided that such application satisfies the requirements of this Article VIII. All amounts transferred into the FF&E Reserve shall be deducted from Gross Revenues in determining Operating Profit and deposited in the special FF&E Reserve account described in Section 8.02 A hereof.

          C. Management Company shall from time to time make such (1) replacements and renewals to each Inn's FF&E, and (2) repairs to such Inn's buildings of the nature described in Section 8.02 A 2, as it deems reasonably necessary, up to the balance in the FF&E Reserve. No expenditures will be made in excess of said balance without the prior approval of Owner. At the end of each Fiscal Year, any amounts remaining in the FF&E Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of an Inn shall be deposited in the FF&E Reserve. The FF&E Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the FF&E Reserve. Neither (i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the FF&E Reserve, shall (a) result in any reduction in the required contributions to the FF&E Reserve set forth in subsection B above, nor (b) be included in Gross Revenues.

          D. Management Company shall prepare an estimate ("FF&E Replacement Estimate") of the expenditures (and time schedule) necessary for (1) replacements and renewals to each Inn's FF&E, and (2) repairs to each Inn building of the nature described in Section 8.02 A 2, during the ensuing Fiscal Year and shall submit such Repairs and Equipment Estimate to Owner at the same time it submits the Annual Operating Projection described in Section 9.03. Management Company will consider in good faith suggestions made by Owner with respect to the Repairs and Equipment Estimate and make appropriate modifications thereto.

          E.    The percentage contributions for the FF&E Reserve described in
Section 8.02 B are estimates based upon Management Company's and Marriott Affiliates' prior experience. As each Inn ages, these percentages either (i) may not be sufficient to keep the FF&E Reserve at the levels necessary to make the replacements and renewals to the FF&E of the Inns, or to make the repairs to the Inns buildings of the nature described in Section 8.02 A 2, which are required to maintain such Inns as Fairfield Inn properties or (ii) may be in excess of those amounts necessary to maintain such Inns as Fairfield Inn properties. If Management Company reasonably determines that the percentages contained in Section 8.02 B are in excess of the amounts sufficient to maintain the Inns as Fairfield Inn properties, then Management Company may reduce the percentages. Management Company shall provide to Owner upon request from time to time a report, in reasonable detail, supporting the amount in the FF&E Reserve with respect to the Inns and/or the percentages contained in Section 8.02B.

          If the Repairs and Equipment Estimate reasonably prepared in good faith by Management Company exceeds the available funds in the FF&E Reserve or if Management Company reasonably determines that the percentages contained in
Section 8.02B are insufficient to maintain the Inns as Fairfield Inn properties and Management Company requests Owner to increase the percentages, Owner will:

          1. Agree to increase the annual percentage in Section 8.02 B to provide the appropriate funds required, or

          2. Arrange to obtain outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions in determining Operating Profit, or

          3. Provide the additional funds required, in which case such amounts (plus interest at the Prime Rate plus one percent (1%) per annum), to the extent not retained pursuant to Section 5.03(2), shall be retained by Owner from Gross Revenues as if it were a repayment on an interest bearing loan in equal installments over the period of the next sixty-five (65) Accounting Periods. Such periodic amounts shall be treated as Deductions.

          A failure or refusal by Owner to agree to either 1, 2 or 3 above within a sixty (60) day period after Management Company's request therefor shall entitle Management Company, within sixty (60) days after such failure or refusal, to notify Owner that it will terminate this Agreement, as to those Inns as to which agreement was not reached, as of a date nine (9) months after the date of Management Company's notice of termination. If Owner subsequently does either 1, 2 or 3 above within nine (9) months after Management Company notifies Owner of its intention to terminate this Agreement, this Agreement shall not be terminated and Management Company shall continue to manage the Inns in question. If Management Company does not so notify Owner, it shall continue to manage the Inns in question, as provided under this Agreement, without the aforesaid increase in the percentage contribution to the FF&E Reserve.

          F. Upon Termination of this Agreement with respect to any one or more of the Inns, whether pursuant to 8.02 E above or pursuant to other provisions of this Agreement, a portion of the FF&E Reserve shall be released from the FF&E Reserve and paid to Owner; such portion shall be computed by multiplying the amount then in the FF&E Reserve by a fraction, the numerator of which shall be the Gross Revenues attributable to the Inn or Inns which are the subject of Termination for the most recently concluded Fiscal Year and the denominator of which shall be all Gross Revenues for the same Fiscal Year.

          G. With the exception of any furniture or equipment leases which are in effect on the Effective Date and with the exception for telephone equipment, if Management Company elects to lease rather than purchase any FF&E which is customarily purchased in the Fairfield Inn system with monies from the FF&E Reserve, the lease payments for such FF&E shall be made from the FF&E Reserve.

          8.03  Building Alterations, Improvements, Renewals, and Replacements
                --------------------------------------------------------------

          A. Management Company shall prepare an annual estimate of the expenses for necessary major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in Section 8.02 A 2 and are not expansions) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of each Inn building ("Building Estimate") and shall submit such Building Estimate to Owner for its approval at the same time the Annual Operating Projection is submitted. The Building Estimate shall be prepared on a consolidated basis showing proposed expenditures as to each Inn. Management Company shall not make any expenditures for such purposes until the Building Estimate is approved by Owner; provided that if major repairs, alterations, improvements, renewals or replacements to any Inn are required by reason of any law, ordinance, regulation or order of a competent government authority (after exhausting any appeals), or are otherwise reasonably required for the continued safe and orderly operation of such Inn, Management Company shall immediately give Owner notice thereof and shall be authorized (but not obligated) to take appropriate remedial action without such approval if Owner does not act; provided further that Management Company shall in no event act without obtaining Owner's prior consent if the cost of such remedial action exceeds, for any given Inn: (i) during the first partial and full Fiscal Years of this Agreement, One Hundred Thousand Dollars ($100,000); or
(ii) during all subsequent Fiscal Years, four percent (4%) of the Inn's annual Gross Revenues. Owner shall bear the cost of all such alterations, improvements, renewals or replacements by either:

          1. Providing financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Additional Inn Investment Loans and be included in Qualifying Debt Service, or

          2. Providing the additional funds required, which amounts shall be treated as Additional Inn Investments hereunder.

          B. If Owner does not approve the Building Estimate as to one or more or all of the Inns within sixty (60) days after it has been submitted, Management Company may, within sixty (60) days after the end of said sixty-day period, notify Owner that it will terminate this Agreement as to those Inns as to which agreement was not reached as of a date nine (9) months after the date of Management Company's notice of termination. If Owner subsequently approves the Building Estimate within nine (9) months after Management Company notifies Owner of its intention to terminate this Agreement, this Agreement shall not be terminated and Management Company shall continue to manage the Inns in question. If Management Company does not so notify Owner, it shall continue to manage the Inns in question, as provided under this Agreement, without making any expenditures in the Building Estimate that were not approved. The provisions of this subsection 8.03B shall not apply to requests from Management Company to expand any Inn.

          8.04  Liens
                -----

          Management Company and Owner shall use their reasonable best efforts to prevent any liens from being filed against any Inn which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to such Inn. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

          8.05  Ownership of Replacements
                -------------------------
          All repairs, alterations, improvements, renewals or replacements made pursuant to Article VIII, and all amounts kept in the FF&E Reserve, shall be the property of Owner.

                              END OF ARTICLE VIII

                                  ARTICLE IX

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

          9.01  Books and Records
                -----------------

          Books of control and account shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Agreement. Owner may at reasonable intervals during Management Company's normal business hours examine such records. Within sixty (60) days after the end of each Fiscal Year, Management Company shall furnish Owner a statement in reasonable detail summarizing the operations of the Inns for such Fiscal Year and a certificate of Management Company's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within ten (10) business days after the receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement or send a notice of dispute setting forth the calculation in reasonable detail. If Owner desires, at its own expense, to audit such statement and supporting records, Owner shall begin such audit within ninety (90) days following its receipt of such statement and shall complete such audit within ninety (90) days thereafter. The cost of such audit shall not be treated as a Deduction. If Owner does not make an audit, then such statement shall be deemed to be conclusively accepted by Owner as being correct, and Owner shall have no right thereafter, except in the event of fraud by Management Company or as provided in Section 9.01B, to question or examine the same. If any audit by Owner discloses an understatement of any amounts due Owner, Management Company shall promptly pay Owner such amounts found to be due, plus interest thereon (at the Prime Rate plus one percentage point (1%) per annum) from the date such amounts should originally have been paid. If, however, the audit discloses that Management Company has not received any amounts due it, Owner shall pay Management Company such amounts, plus interest thereon (at the Prime Rate plus one percentage point (1%) per annum) from the date such amounts should originally have been paid. If Owner disputes the accuracy of such audit, Owner shall give written notice of such dispute to Management Company setting forth the dispute in reasonable detail. Any further dispute concerning the correctness of an audit not settled by Owner and Management Company shall be settled by arbitration, in accordance with the then current rules of the American Arbitration Association.

          B. If Owner's audit discloses an error in the total payment of amounts due Owner for any Fiscal Year so audited that is in excess of five percent (5%), Management Company shall pay for the cost of Owner's audit. In addition, in such event, Owner may audit the statements of Inn operations and supporting records at Management Company's expense for the three (3) preceding Fiscal Years. The costs of such audits shall not be treated as a Deduction. Any error or dispute with respect thereto shall be handled as set forth in Section 9.01A.

          C. All statements shall be prepared on a consolidated basis rather than on an individual Inn basis; however to the extent Management Company prepares them for its own internal purposes, Management Company shall, on Owner's written request, furnish Owner with copies of unaudited statements prepared for each Inn separately.

          9.02  Accounts, Expenditures
                ----------------------

          A. All funds derived from operation of the Inns shall be deposited by Management Company, in accordance with Management Company's cash management procedures, in bank account(s) in a financial institution(s) designated by Management Company. Withdrawals from said account(s) shall be made by representatives of Management Company whose signatures have been authorized. Reasonable petty cash funds shall be maintained at each Inn.

          B. All payments made by Management Company hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided pursuant to Section 7.01. Management Company shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Management Company shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Management Company as a result of its operation and management of the Inns pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available for that purpose from the operation of the Inns.

          9.03  Annual Operating Projection
                ---------------------------

          Management Company shall submit to Owner for its review thirty (30) days after the beginning of each Fiscal Year after the Effective Date an "Annual Operating Projection." Such projection shall project, on a consolidated and consolidating basis, the estimated average daily room rates, average occupancy, Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Inns, taking into account each Inn's market area. Management Company shall use its reasonable best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Management Company shall be entitled to depart therefrom due to causes of the foregoing nature.

          9.04  Operating Losses; Credit

          A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Owner within twenty (20) days after Management Company has given written notice to Owner of such Operating Loss. If Management Company elects not to so notify Owner or if Owner does not so fund such deficiency on Management Company's request (but, in such latter case, without affecting Management Company's other remedies under this Agreement), Management Company shall have the right to withhold an amount equal to such deficiency from future disbursements of funds otherwise due to Owner.

          B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                               END OF ARTICLE IX

                                   ARTICLE X

                   TRADEMARKS, TRADE NAMES AND SERVICE MARKS
                   -----------------------------------------

          10.01  Trademarks, Trade Names and Service Marks
                 -----------------------------------------

          A. During the term of this Agreement, each Inn shall be known as a Fairfield Inn, with such additional identification as may be necessary to provide local identification, and the Marriott name may be used in conjunction therewith. Notwithstanding anything herein to the contrary, if the name of the Fairfield Inn system is changed, Management Company shall change the name of the Inns to conform thereto. The costs for such change shall be treated as either a Deduction or taken from monies in the FF&E Reserve, depending on the nature of the cost. The name "Marriott," or "Fairfield Inn" when used alone or in connection with another word or words and the Marriott trademarks, service marks, trade names, symbols, logos and designs shall in all events remain the exclusive property of Marriott, and nothing contained herein shall confer on Owner the right to use the Marriott or Fairfield Inn name, trademarks, service marks, trade names, symbols, logos or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 10.02, upon Termination with respect to an Inn, any use of or right to use the Marriott or the Fairfield Inn name, trademarks, service marks, trade names, symbols, logos or designs by Owner shall cease forthwith with respect to such Inn and Owner shall as soon as practicable remove from the Inn any signs or similar items which contain the Marriott or the Fairfield Inn name, trademarks, service marks, trade names, symbols, logos or designs. If Owner has not removed such signs or similar items promptly upon Termination, Management Company shall have the right to remain at the Inn as long as is necessary for it to do so.

          B. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Inns, whether or not the marks contain the "Marriott" or the "Fairfield Inn" name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Marriott Affiliates or Management Company, and the use thereof inures to the benefit of Marriott and/or Management Company whether or not the same are registered and regardless of the source of the same.

          C. Upon Termination of this Agreement with respect to an Inn, if there are any trademarks, service marks, trade names, symbols, logos or designs which are unique to such Inn, Management Company shall, to the extent it is capable, transfer such name(s) to Owner, without charge other than any out-of-pocket expenses.

          10.02  Purchase of Inventories and Fixed Asset Supplies
                 ------------------------------------------------

          A. Upon Termination of this Agreement, either in its entirety or with respect to a given Inn, Management Company shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, (and remove from the Inn at its expense within a reasonable time thereafter) any items of such Inn's Inventories and Fixed Asset Supplies as may be marked with the Marriott or Fairfield Inn name or any Marriott or Fairfield Inn trademark, trade name, symbol, logo or design. In the event Management Company does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Inn until they are consumed.

          B. During the term of this Agreement, for so long as Owner is known as Fairfield Inn by Marriott Limited Partnership (or any other name containing the words "Marriott" or "Fairfield Inn"), Owner may use such name to the extent necessary on its legal and business documents. Upon Termination of this Agreement as to all of the Inns, Owner shall promptly take all necessary steps so that its name no longer contains the words "Marriott" or "Fairfield Inn."

          10.03  Breach of Covenant
                 ------------------

          Management Company and/or its affiliated companies shall be entitled, in case of any breach of the covenants of Article X by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article X shall survive Termination.

                               END OF ARTICLE X

                                  ARTICLE XI

                        POSSESSION AND USE OF THE INNS
                        ------------------------------


          11.01  Ground Leases
                 -------------

          So long as Management Company is not wrongfully withholding any money from Owner and so long as no other monetary event of default has occurred and is continuing, Owner agrees to promptly pay and discharge (i) any and all rental due and owing pursuant to the Ground Leases and (ii) any payments and charges required to be paid thereunder and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure Management Company's operation of those Inns subject to Ground Leases as provided herein.

          11.02  Management of the Inns
                 ----------------------

          A. Management Company shall manage each Inn under standards comparable to those prevailing in other inns in the "Fairfield Inn" system, including all activities in connection therewith which are customary and usual to such an operation.

          B. Unless specifically approved in writing by Owner in its sole and absolute discretion, no gaming or gambling shall be permitted in the Inns other than occasional use thereof for such purposes on a not-for-profit basis and in compliance with all applicable laws.

          11.03  Chain Services
                 --------------

          Management Company will, during the term of this Agreement, cause to be furnished to each Inn certain services ("Chain Services") which are furnished generally on a central or regional basis to all Fairfield Inn properties in the Fairfield Inn chain which are managed by Management Company or any Marriott Affiliate and which benefit each such Fairfield Inn property as a participant in the Fairfield Inn system. Chain Services shall include: (i) development and operation of computer systems; (ii) computer payroll services; (iii) accounting services supporting Fairfield Inn properties managed or operated by Management Company or any Marriott Affiliate; (iv) regional engineering support; and (v) such additional central or regional services as may from time to time be furnished for the benefit of inns in the Fairfield Inn system or in substitution for services now performed at individual inns which may be more efficiently performed on a group basis. Costs and expenses incurred in the provision of such services shall be allocated on the basis of relative Gross Revenues for the most recently concluded Fiscal Year for all Fairfield Inn properties owned, leased or managed by Management Company or a Marriott Affiliate in the United States receiving the same.

          11.04  Marketing Fund
                 --------------

          Management Company will, during the term of this Agreement, maintain, manage and administer the Marketing Fund for the benefit of all hotels in the Fairfield Inn system. Owner will contribute to the Marketing Fund an annual amount determined by Management Company, such amount to be contributed on an Accounting Period basis within thirty days after the end of each Accounting Period; provided, however, that if any Fairfield Inn property in the system at any time shall not be required to contribute to the Marketing Fund or is required to contribute on a basis that is more favorable to the owner thereof than the foregoing, then the contribution to the Marketing Fund hereunder shall be calculated and paid on the same basis as for such other Fairfield Inn property. Funds in the Marketing Fund shall be expended only for the purposes of the Marketing Fund. Management Company shall furnish to Owner, upon request, an annual report setting forth the amount of contributions to the Marketing Fund and the general breakdown of expenditures therefrom during the preceding Fiscal Year.

          11.05  Owner's Right to Inspect
                 ------------------------

          Owner or its agents shall have access to any Inn at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Inns, inspection, making repairs, or showing such Inns to prospective purchasers, tenants or mortgagees.

          11.06  Reservations System
                 -------------------

          Management Company will, during the term of this Agreement, maintain, manage and administer, or cause to be maintained, managed and administered by a Marriott Affiliate, a national reservations system for the benefit of all hotels in the Fairfield Inn system. Such reservations system shall be comparable to the current national reservations service and shall be accessible from the Marriott full-service hotel reservations system. Costs and expenses incurred in the provision of such reservations system (net of all amounts paid with respect to the reservations system by other owners of Fairfield Inns such as franchisees, on a basis other than relative number of reservations) shall be allocated on the basis of relative number of reservations among all Fairfield Inn properties in the Fairfield Inn system.

                               END OF ARTICLE XI

                                  ARTICLE XII

                                   INSURANCE
                                   ---------

          12.01  Property and Operational Insurance
                 ----------------------------------

          Management Company shall, commencing with the Effective Date and thereafter during the term of this Agreement, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, either with insurance companies of recognized responsibility or by legally qualifying itself as a self insurer in the state where the respective Inn is located, a minimum of the insurance identified below.

          A. Property insurance on each Inn building(s) and contents against loss or damage by all perils covered by "all risk" (as such term is commonly used in the insurance industry, excluding earthquake and flood) coverage in an amount not less than one hundred percent (100%) of the replacement cost thereof except that if such 100% replacement cost coverage is not available on reasonable terms and rates, then such insurance shall be in an amount not less than ninety percent (90%) of the replacement cost of the Inn;

          B. Should an Inn be located in a zone identified by the Federal Emergency Management Agency as a flood hazard area, flood insurance shall be maintained in an amount not less than the maximum limit available under the National Flood Insurance Program if required by the Owner's lender holding a first mortgage on said Inn.

          C. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable to each Inn;

          D. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 12.01 A through C for Management Company's established period (but not less than one (1) year after the occurrence) of a type and in amounts as are generally established by Management Company at other similar inns it or Marriott Affiliates own, lease or manage under the Fairfield Inn name in the United States;

          E. General liability insurance against claims for personal injury, death or property damage occurring on, in, or about any Inn, and automobile liability insurance on vehicles operated in conjunction with any Inn, with a combined single limit for each occurrence of not less than Twenty Million Dollars ($20,000,000);

          F. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Management Company's employees at the Inn;

          G. Fidelity bonds, with reasonable limits to be determined by Management Company, covering its employees in job classifications normally bonded in other similar inns it, or its Affiliates, own, lease or manage under the Fairfield Inn name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Management Company and Owner mutually agree it is necessary for any Inn; and

          H. Such other insurance in amounts as Management Company in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of any Inn or as reasonably required by Owner's lender(s) holding a first mortgage on any Inn, subject to Management Company's reasonable approval.

          12.02  General Insurance Provisions
                 ----------------------------

          A. All insurance described in Section 12.01 may be obtained by Management Company by endorsement or equivalent means under its, Marriott's, or a Marriott Affiliate's blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein.

          B. Management Company may self insure or otherwise retain such risks or portions thereof as it does with respect to other similar inns it or Marriott Affiliates own, lease or manage under the Fairfield Inn name in the United States.

          C. All policies of insurance required under Section 12.01 shall be carried in the name of Management Company. The policies required under Sections
12.01 A, B, C, D and E shall include Owner as an additional insured. Upon notice by the Owner, Management Company shall also have the policies required under Sections 12.01 A, B, C and D include any mortgagee or lender on the Inns as additional insureds. Subject to the rights of any such Lender, any property losses thereunder shall be payable to the insured parties as and to the extent their respective interests may appear. Any mortgage on any Inn shall contain provisions to the effect that, in the absence of a default thereunder, proceeds of the insurance policies required to be carried under Section 12.01 A, B and C shall be available for repair and restoration of the Inn.

          D.     All policies and certificates of insurance provided for under
Article XII shall, to the extent obtainable, state that the insurance shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to the policy holder and all certificate holders.

          E. Management Company shall deliver to Owner certificates of insurance with respect to all policies so procured, including existing, additional and renewed policies, and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof prior to the respective dates of expiration.

          12.03  Cost and Expense
                 ----------------

          Insurance premiums and any costs or expenses with respect to the insurance or self-insurance required under this Article XII, including any Inn Retention, shall be treated as Deductions. Such premiums and costs shall be allocated on an equitable basis to the inns participating under Management Company's, Marriott's or a Marriott Affiliate's blanket insurance or self-insurance programs. Any reserves, losses, costs or expenses which are uninsured shall be treated as a cost of insurance and shall be Deductions. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues as a Deduction over the period of the policies. Upon Termination, either of this entire Agreement or with respect to a given Inn, an escrow fund in an amount reasonably acceptable to Management Company and Owner shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any Inn Retention and all other costs which will eventually have to be paid by Management Company with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of this Agreement.

          12.04  Owner Provided Coverage
                 -----------------------

          Notwithstanding anything to the contrary contained in this Article XII, Owner may, at its option, with sixty (60) days advance written notice to Management Company, procure the insurance coverages required under subsections A, B, C, D and E of Section 12.02 hereof, the premiums for which are to be treated as a Deduction. However, if the cost of such insurance procured by Owner exceeds the cost of Management Company's insurance by ten percent (10%) for comparable coverages, all excess costs over such 10% threshold shall be the sole responsibility of Owner and not be a Deduction in computing Operating Profit. Should Owner exercise its option to provide such insurance, Owner hereby waives its rights of recovery from Management Company, its affiliates, directors and employees for loss or damage to the Hotel, and any resultant interruption of business, to the extent covered by the insurance provided herein.

          12.05  Loan Agreement Insurance Provisions
                 -----------------------------------

          To the extent that the provisions of this Article XII shall conflict with the insurance provisions of the Loan Agreement and related documents at the time such Loan Agreement and related documents are executed and, to the extent that the provisions of the Loan Agreement and such related documents provide for more extensive coverage than this Article XII, the insurance provisions of such Loan Agreement and related documents shall control. Any revisions of the insurance provisions contained in such Loan Agreement and related documents occurring subsequent to the date of execution of such Loan Agreement and related documents shall be with the consent of Management Company for the provision contained in the first sentence of this Section to apply.

                              END OF ARTICLE XII

                                 ARTICLE XIII

                                     TAXES
                                     -----

          13.01  Real Estate and Personal Property Taxes
                 ---------------------------------------

          All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Inn ("Impositions") during each Inn Term shall be paid by Management Company on behalf of Owner from Gross Revenues before any fine, penalty, or interest is added thereto or lien placed upon the Inn or this Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Accruals of any such payments shall be a Deduction in determining Operating Profit. Owner shall, within five (5) days of receipt, furnish Management Company with copies of official tax bills and assessments which it may receive with respect to any of the Inns. Either Owner or Management Company, with Owner's consent, not to be unreasonably withheld, (in which case Owner agrees to sign the required applications and otherwise cooperate with Management Company in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit.


                              END OF ARTICLE XIII

                                  ARTICLE XIV

                                 INN EMPLOYEES
                                 -------------

          14.01  Employees
                 ---------

          A. All personnel employed at each Inn shall at all times be the employees of Management Company, Marriott, or a Marriott Affiliate. Management Company shall have absolute discretion to hire, promote, supervise, direct, move and train all employees at the Inns, to fix their compensation and, generally, establish and maintain all policies relating to employment.

          B. Management Company shall be permitted to provide free accommodations and amenities to its employees and representatives visiting each Inn in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Management Company except in accordance with usual practices of the hotel and travel industry.

          C. At Termination with respect to a given Inn, other than a Termination (i) by reason of a default of Management Company hereunder, or
(ii) at Management Company's option (except as a result of a default by Owner), provided that the expiration of a given Inn Term under Section 4.01 shall not be deemed "at Management Company's option" for purposes of this Section 14.01, an escrow fund shall be established from Operating Profit to reimburse Management Company for all costs and expenses incurred by Management Company in terminating its employees at the Inn in accordance with its standard policies, such as severance pay, unemployment compensation and other employee liability costs arising out of the termination of employment of Management Company's employees at such Inn. Transfer costs shall not be included.

          D. Neither Owner nor Management Company shall effect a Termination of this Agreement without allowing sufficient time for Management Company to comply with notice requirements of federal and state laws and regulations regarding the closing of a business or termination of employees. Management Company shall comply with notice requirements of federal and state laws and regulations regarding the closing of a business or termination of employees.



                              END OF ARTICLE XIV

                                  ARTICLE XV

                    DAMAGE, CONDEMNATION AND FORCE MAJEURE
                    --------------------------------------

          15.01  Damage and Repair
                 -----------------

          A. If, during the term hereof, any Inn is damaged or destroyed by fire, casualty or other cause, Owner shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of such Inn to the same condition as existed previously. To the extent available, proceeds from the insurance described in Section 12.01 shall be applied to such repairs or replacements. However, Owner shall not be obligated to so repair or replace the damaged or destroyed portion of such Inn if one or more of the following is true: (i) the Inn is so badly damaged or destroyed that it cannot reasonably be repaired or replaced within one (1) year of the date of the casualty; (ii) the proceeds of insurance available for such repair or replacement are less than ninety percent (90%) of the estimated repair and replacement costs; or (iii) the remainder of the Inn Term with respect to such Inn is less than ten (10) years, and Management Company fails to agree to extend such Inn Term to a date which is at least ten (10) years after the estimated date of the completion of such repair and/or replacement. If Owner elects not to repair or replace said damaged portion of such Inn for one or more of the foregoing reasons, it shall so notify Management Company by written notice within ninety (90) days after the date of the casualty. If Owner does not so notify Management Company, Owner shall promptly commence and complete the repairing, rebuilding or replacement of the same so that the Inn shall be substantially the same as it was prior to such damage or destruction.

          B. In the event damage or destruction to any Inn from any cause materially and adversely affects the operation of such Inn and Owner notifies Management Company pursuant to the provisions of Section 15.01A above that Owner will not repair or replace such damage for one or more of the reasons set forth in Section 15.01A, Management Company may, at its option, terminate this Agreement with respect to such Inn within sixty (60) days after such notice.

          C. Subject to the provisions of Section 15.01B, if (i) damage to any Inn is in excess of the amount of insurance proceeds plus amounts made available by Management Company or Marriott Affiliates, or (ii) the conditions of Section 15.01A(i) or (iii) are met, Owner may terminate this Agreement with respect to such Inn upon sixty (60) days' written notice.

          15.02  Condemnation
                 ------------

          A. In the event all or substantially all of any Inn shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Inn shall be so taken, but the result is that it is unreasonable to continue to operate such Inn, this Agreement shall terminate with respect to such Inn. Owner and Management Company shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled. Management Company's rights to recover any damages subject to this subsection shall be subject and subordinate to the prior rights of the Lender or its successors and assigns to recover damages related to its interest in the Inn being taken.

          B. In the event a portion of any Inn shall be taken by the events described in Section 15.02 A, or the entire Inn is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate such Inn, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render such Inn equivalent to its condition prior to such event shall be used for such purpose. Any balance of the condemnation award, to the extent resulting in Net Sales Proceeds, shall be retained and applied pursuant to Section 5.03.

          15.03  Force Majeure
                 -------------

          A. If acts of God, acts of war, civil disturbance, governmental action, strikes or other organized labor disputes, vendor delays or fires (collectively herein referred to as "Force Majeure") shall make it impractical for either Owner or Management Company to perform any of its respective obligations hereunder, such obligation shall be suspended until it is again possible for the affected party to perform it. In addition, if such an event, in Management Company's or Owner's reasonable judgment, makes continued operation of an Inn impractical for more than a reasonably temporary period, then Management Company or Owner may terminate this Agreement as to such Inn on sixty (60) days written notice to the other.

          B. The provisions of Section 15.03 A shall not apply to the specific provisions of this Agreement regarding (i) damage or destruction,
(ii) condemnation, and (iii) withdrawal or revocation of licenses or permits.

                               END OF ARTICLE XV

                                  ARTICLE XV

                                   DEFAULTS
                                   --------



          16.01  Events of Default
                 -----------------

          The following shall constitute "events of default" to the extent permitted by applicable law:

          A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made; or

          B. Unless Section 16.01 A is applicable, the breach by either party of any material representation, warranty or covenant contained in this Agreement, or the default by either party in the performance of any covenants, undertakings, obligations or conditions set forth in this Agreement, which breach or default shall not have been cured within thirty (30) days after notice of such breach or default; provided that an "event of default" shall not exist with regard thereto if such breach or default (i) is not attributable to a failure to pay any sums due under this Agreement and (ii) such breach or default is curable (but not within such thirty (30) day period) and the defaulting party commences the cure of said breach or default within said thirty (30) day period and thereafter proceeds diligently and in good faith to complete such cure; or

          C. If a court of competent jurisdiction has entered a final, non-appealable judgment finding Management Company liable for fraud, gross negligence or willful or wanton misconduct in its dealings with Owner hereunder; or

          D. If Management Company or Owner shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or make a general assignment for the benefit of its creditors, or file a voluntary-petition in bankruptcy or a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against it in any such proceeding, or be adjudicated a bankrupt or insolvent, or take any action looking toward dissolution; or

          E. If any final order, judgment or decree (that is, an order, judgment or decree affirmed on appeal to a court of last resort or after the expiration of any period to appeal) shall be entered without the application, approval or consent of Management Company or Owner by any court of competent jurisdiction, approving a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation with respect to Management Company or Owner, or appointing a receiver, trustee or liquidator of all or a substantial part of Management Company's or Owner's assets and such order, judgment or decree shall continue unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

          16.02  Remedies
                 --------

          A. If, at any time during the term of this Agreement, an "event of default" (as defined in Section 16.01) shall occur, then the non-defaulting party may, at its option, terminate this Agreement by giving notice to the other party, specifying a date, not earlier than thirty (30) days after the receipt of such notice, for Termination of this Agreement. If the default has not been cured on or before the date specified in the aforesaid notice, this Agreement shall terminate on such date.

          B. The rights set forth in Section 16.02 A shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable law.



                              END OF ARTICLE XVI

                                 ARTICLE XVII

                  WAIVER, PARTIAL INVALIDITY AND OTHER MATTERS
                  --------------------------------------------

          17.01  Waiver
                 ------

          The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

          17.02  Partial Invalidity
                 ------------------

          If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Management Company or Owner or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

          17.03  Estoppel Certificates
                 ---------------------

          Promptly after written request therefor from the other party (and in any event within fifteen (15) days thereafter), each party shall deliver to the other (and to all actual or potential lenders or transferees thereof as requested by the other party) a certificate identifying this Agreement and all amendments hereto, stating that this Agreement as so amended is in full force and effect, stating the date to which all payments hereunder have been made and the amount (if ascertainable) of all future payments required hereunder, identifying any known defaults of the other hereunder, and covering such additional matters as may be reasonably requested.


                              END OF ARTICLE XVII

                                 ARTICLE XVIII

                                   ASSIGNMENT
                                   ----------

          18.01  Assignment
                 ----------

          A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other; provided, however, that Management Company shall have the right, without such consent, to (1) assign its interest in this Agreement to any Marriott Affiliate (other than one which is a partner of Owner) which (i) has adequate experience in managing hotels and has adequate capital and resources to conduct its business as Management Company under this Agreement and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Owner), and (2) lease shops or grant concessions at the Inns so long as the terms of any such leases or concessions do not exceed the term of this Agreement. Nothing contained herein shall prevent (i) the conditional assignment of this Agreement as security for any mortgage on the Inns pursuant to Section 18.02; (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Marriott; or (iii) an assignment of this Agreement in connection with a permitted sale of one or more of the Inns pursuant to
Section 19.01.

          B. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Owner or Management Company of its interest in this Agreement shall not relieve Owner or Management Company, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

          18.02  Mortgages and Collateral Assignments
                 ------------------------------------

          Owner may from time to time (i) grant mortgages, deeds of trust or similar security instruments encumbering the Inns, and (ii) collaterally assign its interest under this Agreement as additional security, provided that all such mortgages, deeds of trust, other security instruments and collateral assignments: (a) are granted or entered into in connection with indebtedness that is described in Section 3.01 A 2 hereof, and (b) each contain a non-disturbance provision in the form described in Section 3.01 A 2 hereof.
Provided that all of the provisions of Section 3.01 A 2 are complied with, Management Company agrees that (in connection with Owner obtaining such secured loans) it will: (v) comply with any reasonable reporting requirements of the lender; (w) provide the lender with notice of any default by Owner hereunder and thereafter permit the lender to effect a cure thereof within a reasonable period; (x) deliver to the lender, upon Owner's written request therefor, a statement that this Agreement is in full force and effect and that there are no outstanding defaults hereunder, or, if there are outstanding defaults, describing what they are; (y) subordinate Management Company's interest in this Agreement to the rights of the lender upon foreclosure of any such mortgage, deed of trust, security agreement or like instrument, or upon the granting of a deed in lieu of foreclosure (provided that such lender simultaneously agrees to a non-disturbance provision in the form described in Section 3.01 A 2 hereof); and (z) attorn to and recognize such lender or its assignee as being the "Owner" under this Agreement upon a conveyance of title to an Inn to such lender or its assignee, whether such conveyance is the result of a foreclosure of said mortgage, deed of trust, security agreement or like instrument, or is the result of a deed in lieu of foreclosure.



                             END OF ARTICLE XVIII

                                  ARTICLE XIX

                             SALE OF AN INN OR INNS
                             ----------------------

          19.01  Right of First Refusal
                 ----------------------

          A. If Owner receives an unsolicited bona fide written offer to purchase or lease any one or more of the Inns and desires to accept such offer, Owner shall promptly give written notice thereof to Management Company stating the name of the prospective purchaser or tenant, as the case may be, the price or rental and the terms and conditions of such proposed sale or lease, together with all other information reasonably requested by Management Company and reasonably available to Owner. Within thirty (30) days after the date of receipt of Owner's written notice, Management Company shall elect, by written notice to Owner, one of the following alternatives:

                 1. To purchase or lease such Inn or Inns at the same price or rental and upon the same terms and conditions as those set forth in the written notice from Owner to Management Company or upon other terms acceptable to Owner, in which event Owner and Management Company shall promptly enter into a purchase agreement for such sale or lease and shall consummate the same within one hundred fifty (150) days.

                 2. To enter into a new Management Agreement, with respect to such Inn or Inns, with such purchaser or tenant, which new Management Agreement will be on all of the terms and conditions of this Agreement except that in preparing such new Management Agreement, the provisions of Sections 5.01D and 5.03(5) and (6) hereof shall be deleted from such new Management Agreement and appropriate adjustments (which in the case of a sale pursuant to a site purchase option under a Ground Lease shall provide that, from and after the date on which an Inn is sold pursuant to the exercise of such site purchase option, the amount of Ground Rent hereunder shall be deemed to be the total rent and other amounts that would have been paid or accrued to the former landlord by Owner if such Ground Lease were still in effect) shall be made to all terms and provisions of this Agreement which have been agreed to and/or computed on the assumption that this Agreement will apply to all fifty (50) Inns (and reciprocal adjustments shall likewise be made to this Agreement itself, which will be applicable to the Inns not being sold under this Section 19.01, as set forth in Section 19.02 hereof); provided, however, that if Management Company in good faith reasonably believes (and so states in writing to Owner) that any one or more of the following is true: (i) that the proposed purchaser is a competitor in the lodging business, of Management Company, Marriott or any Marriott Affiliate (unless the proposed purchaser is a financial institution that is solely a passive owner of competitive properties in the lodging business); (ii) the proposed purchaser is known in the community as being of bad moral character; or
(iii) that the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Owner under this Agreement, Management Company shall have the right to terminate this Agreement, by written notice to Owner, with respect to such Inn or Inns, and Management Company shall not be required to enter into such new management agreement with respect thereto. The effective date of such Termination shall coincide with the date of the consummation of the proposed sale or lease. Such Termination shall not be effective if such sale or lease is not consummated.

          B. If Management Company shall fail to elect any of the alternatives of subsection A above within said thirty (30) day period, such failure shall be conclusively deemed to constitute election under subsection 19.01A2 above to enter into a new management agreement with respect to such Inn or Inns, with such purchaser or tenant, and the provisions thereof shall prevail as if Management Company had so elected. Any proposed sale or lease of which notice has been given by Owner to Management Company hereunder must be consummated on substantially the same terms within one hundred eighty (180) days following the giving of such notice, unless Management Company has exercised its option under subsection 19.01A1 above to purchase or lease the Inns. Failing such consummation, such notice, and any response thereto given by Management Company, shall be null and void and all of the provisions of Section 19.01A1 must again be complied with before Owner shall have the right to consummate a sale or lease of the Inn upon the terms contained in said notice, or otherwise.

          C. Any sale, assignment, transfer, or other disposition, for value or otherwise, voluntary or involuntary, of the controlling interest in Owner (i.e., the possession directly or indirectly of the power to direct or cause the direction of the management and policies of Owner, whether through the ownership of voting securities, or by contract or otherwise) in a single transaction or series of related transactions (and, if Owner is a limited partnership, which is combined with a transfer of the general partnership interest(s) in connection therewith) shall be deemed a sale or lease of the Inns under Section 19.01 and shall be subject to the provisions thereof.

          D. If Owner intends to sell or refinance any one or more of the Inns, Management Company agrees to cooperate in providing information to facilitate such sale or refinancing.

          19.02  Effect of Sale or Refinancing of an Inn
                 ---------------------------------------

          Upon the consummation of the Sale of an Inn or a refinancing of the Permanent Loan (or any Replacement Debt with respect thereto) as to fewer than all of the Inns then subject to this Agreement, subject to the provisions of
Section 19.01, then:

          A. This Agreement shall terminate with respect to the Inns sold or released from the mortgage securing the Permanent Loan (or any Replacement Debt with respect thereto) in connection with such refinancing, but not with respect to the remaining Inns; as to each such Inn, the actions described in
Section 4.03 shall be taken (except that, if Management Company is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, then the action described in subsection G of Section 4.03 shall not be necessary);

          B. Any sale or lease of all of the Inns shall be conditioned on the purchaser or tenant assuming the obligations of Owner under this Agreement with respect to the Inns being sold or leased, subject to the rights of Management Company under the provisions of Section 19.01B2, by appropriate instrument in form reasonably satisfactory to Management Company; and any sale or lease of, or any refinancing of the Permanent Loan (or any Replacement Debt with respect thereto) as to, fewer than all of the Inns then subject to this Agreement shall be conditioned on the purchaser or tenant (or Owner in the case of any such refinancing) entering into a new Management Agreement with respect to such Inn or Inns in the form described in Section 19.01A2 (except that, in the case of a refinancing, the provisions of Sections 5.03(5) and (6) hereof shall not be included in such new Management Agreement). Upon such sale or lease, an executed copy of such Assumption Agreement or new Management Agreement shall be delivered to Management Company and Owner hereunder shall be released from all further obligations hereunder with respect to the Inns being sold or leased;

          C.     A portion of the FF&E Reserve maintained pursuant to
Section 8.02 hereof for the Inns being so sold, leased or refinanced shall be transferred to the purchaser of such Inn (or, at the direction of the Owner, released to the Owner); such portion shall be computed by multiplying the FF&E Reserve by a fraction, the numerator of which shall be the Gross Revenues attributable to such Inn being so sold, leased or refinanced for the most recently concluded Fiscal Year and the denominator of which shall be the Gross Revenues attributable to all the Inns for such Fiscal Year;

          D. Owner's Priority Return, Owner's Contributed Capital, Owner's 12% Priority and Capital Return, Owner's Net Contributed Capital (and the 12% return component of Owner's 12% Priority and Capital Return), the Operating Profit Objective, Owner's Net Cash Flow and the amounts set forth in
Section 5.01D, and the amount set forth in Section 4.02A(i) shall be reduced by an amount equal to the percentage calculated by dividing the amount of the Operating Profit for the prior twenty-six (26) Accounting Periods for the Inn being so sold, leased or refinanced by the total Operating Profit for the prior twenty-six (26) Accounting Periods for all of the Inns;

          E. To the extent Contingent Incentive Management Fees are not eliminated by the sale of one or more Inns or by previous or current refinancings, a portion of the remaining Contingent Incentive Management Fee will be allocated to the Inn being so sold, leased or refinanced. The portion of the Contingent Incentive Management Fee allocated to the Inn being so sold, leased or refinanced shall be calculated by multiplying (a) the remaining unpaid Contingent Incentive Management Fee by (b) the percentage the Operating Profit generated by the Inn being sold for the prior twenty six (26) Accounting Periods represents to the total Operating Profit for all the Inns for such prior twenty six (26) Accounting Period. The purchaser or tenant of such Inn(s) shall assume the obligation to pay the Contingent Incentive Management Fee allocated to such Inn(s) pursuant to the terms of the Management Agreement;

          F. Appropriate adjustments shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, insurance) which have been agreed on, computed or established on the assumption that this Agreement will apply to all fifty (50) of the Inns. Such adjustments shall be calculated by multiplying (a) the total amount of such other term or provision by (b) the percentage the Operating Profit generated by the Inn being so sold, leased or refinanced for the prior twenty-six (26) Accounting Periods represents to the total Operating Profit for all the Inns for the prior twenty-six (26) Accounting Periods;

          G. Unless Management Company has elected not to enter into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, for one or more of the reasons set forth in subsections (i), (ii) and
(iii) of Section 19.01A2 hereof, Management Company and such purchaser or tenant shall execute the new management agreement described in Section 19.01A 2.

          H. In the case of any adjustments pursuant to this Section 19.02 which are based on the prior twenty-six (26) Accounting Periods, such adjustments shall be made based on the actual number of full Accounting Periods the Inns have been subject to this Agreement if the Inns have been subject to this Agreement for less than twenty-six full Accounting Periods.

                              END OF ARTICLE XIX

                                  ARTICLE XX

                                 MISCELLANEOUS
                                 -------------

          20.01  Right to Make Agreement
                 -----------------------

          Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

          20.02  Consents
                 --------

          Wherever in this Agreement the consent or approval of Owner or Management Company is required, such consent or approval shall not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Management Company fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement).

          20.03  Agency
                 ------

          The relationship of Owner and Management Company shall be that of principal and agent, and nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Management Company's agency established by this Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the term of this Agreement, except as provided in Section 4.02, Articles XV or XVI. Notwithstanding the agency relationship created by this Agreement, nothing contained herein shall prohibit, limit, or restrict (except as specifically set forth in Sections 2.04 hereof), Management Company or any of its Affiliates and subsidiaries from developing, owning, operating, leasing, managing or franchising competing hotels or restaurants or food services facilities in the market area where any one or more of the Inns are located.

          20.04  Applicable Law
                 --------------

          This Agreement shall be construed under and shall be governed by the laws of the State of Maryland.

          20.05  Recordation
                 -----------

          The terms and provisions of this Agreement shall run with the land designated as the Sites, and with Owner's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute sufficient copies of an appropriate memorandum of this Agreement in recordable form and cause the same to be recorded in the jurisdiction where the Inns are located. For so long as the Lender is the lender under the Permanent Loan, the consent of Lender (such consent not to be unreasonably withheld or delayed) is required for the recordation of this Agreement in any jurisdiction in which an Inn, subject to the Permanent Loan at the time of recordation, is located.

          20.06  Headings
                 --------

          Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

          20.07  Notices
                 -------

          Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested:

          To Owner:
          --------

          Fairfield Inn by Marriott Limited Partnership
          c/o Marriott FIBM One Corporation
          10400 Fernwood Road
          Bethesda, Maryland 20058
          Attn:  Assistant General Counsel
                 (Corporate Finance)

          To Management Company:
          ---------------------

          Fairfield Management Corporation
          10400 Fernwood Road
          Bethesda, Maryland 20058
          Attn:  Law Department/Inn Operation

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received.

          20.08  Limited Liability
                 -----------------

          Management Company agrees that no general or limited partner of Owner shall have any personal liability hereunder in excess of such partner's contribution to the capital of Owner.

          20.09  Entire Agreement
                 ----------------

          This Agreement, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

          20.10  Binding Effect
                 --------------

          This Agreement shall bind and inure to the benefit of all the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

          20.11  Compliance with Loan Documents
                 ------------------------------

          Unless the contrary is otherwise permitted in this Agreement, Management Company shall take such actions and refrain from taking such actions, as shall be necessary for Owner to comply with its obligations under the Loan Agreement and other loan documents executed by Owner in connection with the Permanent Loan to the extent such loan documents have been furnished to Management Company and to the extent such loan documents require Owner, explicitly or implicitly, to cause or limit the performance of Management Company. Notwithstanding the above, Management Company shall have no obligation to make any monetary payments under such loan documents.



                              END OF ARTICLE XXI

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


Attest:                             OWNER
                                    -----

                                    FAIRFIELD INN BY MARRIOTT LIMITED
                                    PARTNERSHIP,
                                    a Delaware limited partnership ("Owner")

                                    By:   MARRIOTT FIBM ONE
                                          CORPORATION, a Delaware Corporation,
                                          General Partner


                                          By
--------------------------------             ---------------------------------
Secretary                                   President

                                    MANAGEMENT COMPANY
                                    ------------------

Attest                              FAIRFIELD FMC CORPORATION, a Delaware
                                    Corporation
                                    ("Management Company")


                                          By
--------------------------------            ------------------------------------
Assistant Secretary                         Vice President

                                    MARRIOTT
                                    --------

Attest:                             MARRIOTT CORPORATION
                                    (for purposes of Sections 2.01, 2.04, 6.02,
                                    10.01 and 10.02 only)


                                          By
--------------------------------            ------------------------------------
Assistant Secretary                         Vice President

                                                                       Exhibit A

                                   THE INNS


Birmingham-Homewood, Alabama                             Atlanta-Northwest, Georgia
      155 Vulcan Road                                            2191 Northwest Parkway
      Homewood, Alabama 35209                                    Marietta, Georgia 30067

Montgomery, Alabama                                      Atlanta-Peachtree Corners, Georgia
      5601 Carmichael Road                                       6650 Bay Circle Drive
      Montgomery, Alabama 36117                                  Norcross, Georgia 30071

Buena Park, California                                   Atlanta-Southlake, Georgia
      I-5 at Beach Boulevard                                     1599 Adamson Parkway
      Buena Park, California 90602                               Morrow, Georgia 30260

Placentia, California                                    Savannah, Georgia
      SR-57 and Orangethorpe Avenue                              Lee Boulevard
      Placentia, California 92670                                Savannah, Georgia

Gainesville, Florida                                     Bloomington/Normal, Illinois
      6901 NW 4th Boulevard                                      202 Landmark Drive
      Gainesville, Florida 32608                                 Normal, Illinois 61761

Miami-West, Florida                                      Chicago-Lansing, Illinois
      Palmetto Expressway at NW 36th Street                      17301 Oak Avenue
      Miami, Florida 33166                                       Lansing, Illinois 60438

Orlando-International Drive, Florida                     Peoria, Illinois
      8342 Jamaican Court                                        4203 North War Memorial Drive
      Orlando, Florida 32819                                     Peoria, Illinois 61614

Orlando-South, Florida                                   Rockford, Illinois
      1850 Landstreet Road                                       7712 Potawatomi Trail
      Orlando, Florida 32809                                     Rockford, Illinois 61108

Atlanta-Airport, Georgia                                 Indianapolis-Castleton, Indiana
      2451 Old National Highway                                  8325 Bash Road
      College Park, Georgia 30349                                Indianapolis, Indiana 46250

Atlanta-Gwinnett Mall, Georgia                           Indianapolis, College Park, Indiana
      3500 Venture Highway                                       9251 Wesleyan Road
      Duluth, Georgia 30136                                      Indianapolis, Indiana 46268

Atlanta-Northlake, Georgia                               Des Moines, Iowa
      2155 Ranchwood Drive                                       114th Street
      Atlanta, Georgia 30345                                     Clive, Iowa 50322

Kansas City/Overland Park, Kansas                        Durham I-85, North Carolina
      4401 West 107th Street                                     3710 Hillsborough Road
      Overland Park, Kansas 66211                                Durham, North Carolina


Kansas City-West, Kansas                                 Fayetteville, North Carolina
      6601 Frontage Road                                         562 Cross Creek Mall
      Merriam, Kansas 66202                                      Fayetteville, North Carolina 28303

Auburn Hills, Michigan                                   Greensboro, North Carolina
      1294 Opdyke Road                                           2003 Athena Court
      Auburn Hills, Michigan 48057                               Greensboro, North Carolina 27407

Detroit-Airport, Michigan                                Raleigh-Northeast, North Carolina
      31119 Flynn Drive                                          2641 Appliance Court
      Romulus, Michigan 48174                                    Raleigh, North Carolina 27604

Detroit-Madison Heights, Michigan                        Willmington, North Carolina
      32800 Stephenson Highway                                   Route 132 at New Center Drive
      Madison Heights, Michigan 48071                            Wilmington, North Carolina 28403

Detroit-Warren, Michigan                                 Cleveland/Brook Park, Ohio
      7454 Convention Boulevard                                  16644 Snow Road
      Warren, Michigan 48093                                     Brook Park, Ohio 44142

Detroit-West (Canton), Michigan                          Columbus-North, Ohio
      5700 Haggerty Road                                         887 Morse Road
      Canton, Michigan 48187                                     Columbus, Ohio 43229

Kalamazoo, Michigan                                      Dayton-North, Ohio
      3800 Cork Street                                           6960 Miller Lane
      Kalamazoo, Michigan 49001                                  Dayton, Ohio 45414

St. Louis-Hazelwood, Missouri                            Toledo-Airport, Ohio
      9079 Dunn Road                                             1401 East Mall Drive
      Hazelwood, Missouri 60342                                  Holland, Ohio 43528

Charlotte-Airport, North Carolina                        Florence, South Carolina
      3400 I-85 Service Road                                     140 Dunbarton Drive
      Charlotte, North Carolina 28208                            Florence, South Carolina 29501

Charlotte-Northeast, North Carolina                      Greenville, South Carolina
      5415 North I-85 Service Road                               60 Roper Mountain Road
      Charlotte, North Carolina 28213                            Greenville, South Carolina 29607

Hilton Head, South Carolina                              Virginia Beach, Virginia
      9 Marina Side Drive                                        Beach Road (S.R. 44) and Independence Boulevard
      Hilton Head Island, South Carolina 29928                   Virginia Beach, Virginia 23462

Johnson City, Tennessee                                  Madison, Wisconsin
      207 East Mountcastle Drive                                 4765 Hayes Road
      Johnson City, Tennessee 37601                              Madison, Wisconsin 53704

Hampton, Virginia                                        Milwaukee, Wisconsin
      1905 Coliseum Drive                                        20150 West Blue Mound Road
      Hampton, Virginia  23669                                   Waukesha, Wisconsin 53186